UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AÉROPOSTALE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AÉROPOSTALE, INC.
112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 30, 2014

To the Stockholders of Aéropostale, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aéropostale, Inc., a Delaware corporation (the “Company”), will be held at the Company’s office at 125 Chubb Avenue, 5th Floor, Lyndhurst, New Jersey, 07071, on June 30, 2014 at 8:00 a.m., local time, for the following purposes:

1.	To elect eleven (11) nominees to the Board of Directors to serve for terms of one year or until their successors are elected and qualified;

2.	To approve, on an advisory basis, executive compensation;

3.	To approve the 2014 Omnibus Plan;

4.
To ratify the selection by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015; and

5.  To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 1, 2014 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 30, 2014:

The Proxy Statement, the 2013 Annual Report to Stockholders and the Form 10-K of Aéropostale, Inc. for 2013 are available on the Investor Relations portion of the Company's website at www.aeropostale.com.

Your vote is important. Stockholders of record may submit their proxies in favor of the Board of Directors’ recommendations by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

Marc G. Schuback
Senior Vice President, General Counsel and Secretary
May 29, 2014

AÉROPOSTALE, INC.
112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

ANNUAL MEETING OF STOCKHOLDERS
June 30, 2014
_______________

PROXY STATEMENT
_______________

Introduction

Our Board of Directors (or “the Board”) is soliciting proxies for the 2014 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement:

•	“We”, “the Company” and “Aéropostale” mean Aéropostale, Inc. Our executive offices are located at 112 West 34th Street, 22nd Floor, New York, New York 10120; and

•
“Annual Meeting” means the 2014 Annual Meeting of Stockholders to be held on June 30, 2014, at 8:00 a.m. at our office located at 125 Chubb Avenue, 5th Floor, Lyndhurst, New Jersey, 07071, and any adjournment or postponement thereof.

Our 2013 Annual Report to Stockholders, which includes our financial statements, is available to review with this Proxy Statement. We are mailing notices of our Annual Meeting (or, for those who request it, a hard copy of this proxy statement, the enclosed form of proxy and our 2013 Annual Report) to our stockholders beginning on or about June 2, 2014.

ABOUT THE MEETING

All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders’ directions.
What is the purpose of the annual meeting?

At our Annual Meeting, the holders of the Company’s common stock, $0.01 par value per share (“common stock”), will act upon the matters outlined in the Notice of meeting, namely, electing eleven (11) directors, approving, on an advisory basis executive compensation, approving the 2014 Omnibus Plan, ratifying the appointment of our independent registered public accounting firm and acting upon any other matter to come properly before the Annual Meeting.

Who is entitled to vote at the meeting?

Only stockholders of record of common stock at the close of business on May 1, 2014, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

What if my shares are held in “Street Name” by a broker?

If you are the beneficial owner of shares held in “street name” by a bank, broker or other nominee, then your bank, broker or other nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your shares, then that organization cannot vote your shares and the shares held by that organization will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. Generally, brokers are not permitted to vote your shares with respect to any proposals, other than the ratification of the selection of our independent registered accounting firm at the Annual Meeting, without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. The voting instruction forms provided by your broker or other nominee will also include information about how to vote your shares over the Internet or telephonically, if such options are available. Please return your completed proxy card or voting instruction form to your broker and contact the person responsible for your account or vote by Internet or telephone so that your vote can be counted.

What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

A “broker non-vote” occurs when a beneficial owner of shares held by a bank, broker or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a stockholder meeting.

Under NYSE rules, brokers may not vote on “non-routine” matters, which generally include the election of directors, the advisory vote to approve the compensation of named executive officers, and the vote to approve the 2014 Omnibus Incentive Plan, each of which is described in this proxy statement. The proposal to ratify the selection of our independent registered accounting firm is considered “routine,” which means that brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What are the voting rights of the holders of Aéropostale’s common stock?

Holders of our common stock are entitled to one (1) vote, for each share held of record, on all matters submitted to a vote of the stockholders, including the election of eleven (11) directors. Stockholders do not have cumulative voting rights.

Who can attend the meeting?

Subject to space availability, all holders of our common stock as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 7:30 a.m. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, thereby permitting the meeting to conduct its business. As of the record date, May 1, 2014, 78,638,666 shares of our common stock were issued and outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 39,319,334 votes will be required to establish a quorum.

Proxies received but marked as abstentions and “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for quorum purposes.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How do I vote?

1. You may vote by mail.  If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

2. You may vote by telephone.  If you are a registered stockholder (if you hold your common stock in your own name), you may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in a proxy card.

3. You may vote on the Internet.  If you are a registered stockholder (if you hold your common stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in a proxy card.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

Can I change my vote after I submit my Proxy?

Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning another proxy card with a later date;

•	submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed);

•	giving written notice of revocation to the Company’s Secretary (Attention: Marc G. Schuback, Senior Vice President, General Counsel and Secretary) prior to or at the Annual Meeting; or

•	voting in person at the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Secretary of the Company before the polls are closed on the date of the Annual Meeting. Any written notice revoking a proxy should be sent to our Secretary at 112 West 34th Street, 22nd Floor, New York, New York 10120 and must be received before the polls are closed.

How does the Board of Directors recommend I vote on the Proposals?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, your Board recommends that you vote:

•	FOR election of the eleven (11) nominees nominated herein to the Board of Directors;

•	FOR our executive compensation program;

•	FOR the 2014 Omnibus Plan;

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015 (“fiscal 2014”).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What are my voting options on each Proposal?

You have several choices on each of the matters to be voted upon at the Annual Meeting. On the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify as directors for whom your vote is withheld. On Proposals 2, 3 and 4, by checking the appropriate box, you may: (a) vote “For” the Proposal; (b) vote “Against” the Proposal; or (c) “Abstain” from voting on the Proposal by checking “Abstain”.

How many votes are required to approve the Proposals?

For Proposal 1, pursuant to our bylaws and Delaware law, directors receiving a plurality of the votes represented and entitled to vote at the meeting shall be required. For Proposals 2, 3 and 4, pursuant to our bylaws and Delaware law, an affirmative vote of a majority of shares of common stock represented and entitled to vote at the meeting is required to approve these Proposals. Abstentions will have no effect on the outcome of Proposal 1, but will have the same effect as a vote “Against” Proposals 2, 3 and 4.

What happens if a nominee for Director is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Where can I find voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the Securities and Exchange Commission once the final voting results have been tabulated.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Aéropostale or to third parties except as necessary to meet applicable legal requirements, or to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy card, which will be forwarded to Aéropostale management, as appropriate.

Who will bear the cost for soliciting votes for the meeting?

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of preparing and mailing the notice of Annual Meeting, this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Solicitations may be made by mail, internet, telephone, fax, town hall meetings, press releases, press interviews and/or through the use of the Company’s investor relations website.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact Susan Lewis, our Vice President, Investor and Media Relations at (646) 364-0215.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Beneficial Ownership of Common Stock

The following table shows, as of May 1, 2014, certain information with regard to the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s current directors and director nominees; (iii) each executive officer named in the summary compensation table below; and (iv) all current directors and executive officers as a group. Unless otherwise stated, the business address of each person listed below is c/o Aéropostale, Inc., 112 W. 34th Street, New York, NY 10120. In connection with the Sycamore Partners Transaction (described below), on May 23, 2014, Aero Investors, LLC, an affiliate of Lemur LLC and Sycamore Partners, acquired 1,000 shares of Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) of the Company, which is exercisable into up to 5% of the Company’s common stock at an exercise price of $7.25. The following table and the beneficial ownership of Lemur LLC and Stefan Kaluzny do not reflect the number of shares of common stock issuable upon the conversion of the Series B Preferred Stock to Aero Investors LLC.

	Shares of Common Stock Beneficially Owned (1)	Percentage of Class (%)
5% Beneficial Owners
FMR LLC (2)	11,765,400	14.96
82 Devonshire Street
Boston, MA 02109
Blackrock, Inc. (3)	6,723,447	8.55
40 East 52nd Street
New York, NY 10022
Tiger Consumer Partners Master Fund L.P. (4)	6,443,864	8.18
101 Park Avenue, 33rd Floor
New York, NY 10178
Lemur LLC (5)	6,250,000	7.95
9 West 57th Street, #31
New York, NY 10019
The Vanguard Group (6)	4,517,823	5.75
100 Vanguard Boulevard
Malvern, PA 19355
Eminence Capital, LLC (7)	4,247,824	5.40
65 East 55th Street, 25th Floor
New York, NY 10022
Scopia Capital Management LLC (8)	3,977,292	5.06
152 West 57th Street, 33rd Floor
New York, NY 10019

Current Directors, Director Nominees and Named Executive Officers
Thomas P. Johnson (9)	267,297	*
Marc D. Miller (9)	46,862	*
Emilia A. Fabricant (9)	—	*
Mary Jo Pile (9)	61,264	*
Barbara A. Pindar (9)	55,336	*
Ronald R. Beegle	38,059	*
Robert B. Chavez	53,809	*
Michael J. Cunningham	151,846	*
Evelyn Dilsaver (9)	62,253	*
Julian Geiger	337	*
Kenneth B. Gilman	—	—
Janet E. Grove (9)	23,796	*
John N. Haugh (9)	59,083	*
Karin Hirtler-Garvey	54,557	*
John D. Howard	89,974	*
Stefan Kaluzny (10)	6,250,000	7.95
Arthur Rubinfeld (11)	23,815	*
David B. Vermylen	50,434	*
All directors and executive officers as a group (18 persons)	7,288,722	9.27
_________

*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)
Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares of common stock beneficially owned. The percent is based upon the 78,638,666 shares of common stock outstanding on May 1, 2014 and the number of shares, if any, as to which the named person has the right to acquire upon options becoming exercisable or restricted stock vesting within 60 days of May 1, 2014. No officer or director has pledged any shares which they own.

(2)
The information is based solely on a Schedule 13G/A filed by FMR LLC, dated February 14, 2014, with the Securities and Exchange Commission. FMR LLC has the sole power to vote or direct the vote with respect to 150,000 shares of common stock and the sole power to dispose or direct the disposition of 11,765,400 shares of common stock.

(3)
The information is based solely on a Schedule 13G/A filed by BlackRock, Inc., dated January 28, 2014, with the Securities and Exchange Commission. BlackRock, Inc. has the sole power to vote or direct the vote with respect to 6,483,662 shares of common stock and the sole power to dispose or direct the disposition of 6,723,447 shares of common stock.

(4)	The information is based solely on a Schedule 13F filed by Tiger Consumer Partners Master Fund L.P., dated December 31, 2013, with the Securities and Exchange Commission.
(5)
The information is based on a Schedule 13D/A filed by Lemur LLC, SP Investment Holdings, L.P., SP Investment Holdings Company, Sycamore Partners (AIV), L.P., Sycamore Partners UBIT (AIV), L.P., Sycamore Partners ECI (AIV), L.P., Sycamore Partners GP, L.L.C., Sycamore Partners MM, L.L.C., and Stefan L. Kaluzny, dated March 14, 2014, with the Securities and Exchange Commission. Such reporting persons have shared voting power and shared dispositive power with respect to 6,250,000 shares of common stock. Does not include the number of shares of common stock issuable upon the conversion of the Series B Preferred Stock to Aero Investors LLC, an affiliate of Lemur LLC and Sycamore Partners, in connection with the Sycamore Party Transaction.

(6)
The information is based solely on a Schedule 13G/A filed by The Vanguard Group, dated February 10, 2014, with the Securities and Exchange Commission. The Vanguard Group has the sole power to vote or direct to vote with respect to 124,827 shares of common stock, the sole power to dispose of or direct the disposition of 4,401,971 shares of common stock and shared power to dispose or to direct the disposition of 115,852 shares of common stock.

(7)
The information is based solely on a Schedule 13G/A jointly filed by Eminence Capital, LLC, Eminence GP, LLC and Ricky C. Sandler, dated February 14, 2014, with the Securities and Exchange Commission. Eminence Capital, LLC and Mr. Sandler have shared power to vote or direct the vote and shared power to dispose or direct the disposition of 4,247,824 shares of common stock. Eminence GP, LLC has shared power to vote or direct the vote and shared power to dispose or direct the disposition with respect to 4,206,753.

(8)
The information is based solely on a Schedule 13G filed jointly by Scopia Capital Management LLC, Matthew Sirovich and Jeremy Mindich, dated February 14, 2014, with the Securities and Exchange Commission. Scopia Capital Management LLC is the investment advisor and Messrs. Sirovich and Mindich are control persons of Scopia Capital Management LLC. Each of the reporting persons has shared power to vote or direct the vote and shared power to dispose or direct the disposition of 3,977,292 shares of common stock.

(9)	Includes the following shares for options and restricted stock exercisable within 60 days of May 1, 2014:

Mr. Johnson	35,483
Mr. Miller	25,564
Ms. Pile	26,126
Ms. Pindar	24,312
Ms. Dilsaver	22,500
Ms. Grove	5,000
Mr. Haugh	22,500
Mr. Rubinfeld	5,000
All current directors, director nominees and executive officers as a group	166,485

(10)
Includes 6,250,000 shares of common stock beneficially owned by Lemur LLC, a subsidiary of Sycamore Partners, as to which Mr. Kaluzny may be deemed a beneficial owner. Mr. Kaluzny disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Does not include the number of shares of common stock issuable upon the conversion of the Series B Preferred Stock to Aero Investors LLC, an affiliate of Lemur LLC and Sycamore Partners, in connection with the Sycamore Partners Transaction.

(11)	Mr. Rubinfeld resigned from the Board of Directors effective as of May 23, 2014.

PLANNED ADOPTION OF MAJORITY VOTING

Effective on the day immediately following our Annual Meeting, the Company will amend its by-laws to adopt a majority voting standard in uncontested director elections. With respect to the majority voting standard, the amendment will provide that a director nominee in an uncontested election is not elected unless he or she receives a majority of votes cast, which means that the number of votes properly cast “for” a nominee exceeds the number of votes properly cast “against” with respect to that nominee. In connection with this amendment, the Company will also amend its Corporate Governance Guidelines to require a director who fails to receive the required number of votes in an uncontested election to tender his or her resignation. An election is considered “uncontested” if the number of director nominees does not exceed the number of directors to be elected. The Corporate Governance Guidelines will provide that the Nominating and Corporate Governance Committee of the Board will assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation. The Corporate Governance Guidelines will also provide that Board will act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the stockholder vote.

NON-RENEWAL OF STOCKHOLDER RIGHTS PLAN

        On November 26, 2013, we adopted a stockholder rights plan, or the “Rights Plan”, pursuant to which we, among other things, issued one right, or a “Right”, for each share of Company common stock then outstanding. The Rights Plan provides, among other things, that the Rights will expire upon the close of business on the earliest to occur of: (i) November 26, 2014, (ii) the date on which the Rights are redeemed or exchanged by the Company in accordance with the Rights Plan and (iii) the date of the Annual Meeting if requisite stockholder approval of the Rights Plan is not obtained at such meeting.  The Board of Directors has determined not to seek stockholder approval of the Rights Plan at the Annual Meeting, such that the Rights will expire on the date of the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Recent Board Events

In connection with the Company’s strategic transaction with Sycamore Partners and the related issuance of the Series B Preferred (see Sycamore Partners Transaction for greater detail), the Company granted the Series B Holder (or any member of the Sycamore Group who is a transferee thereof) with the right to designate up to two directors (each a “Series B Director”) to the Company’s Board of Directors. The Series B Holder (or any member of the Sycamore Group who is a transferee thereof) will have the right to designate only one Series B Director at such time as the Sycamore Group beneficially owns a number of shares of Series B Preferred Stock and common stock (on an as if converted basis, assuming the full conversion of the then-outstanding Series B Preferred Stock) less than 66.67% of the aggregate number of shares of common stock (on an as if converted basis, assuming the full conversion of the Series B Preferred Stock) beneficially owned by the Sycamore Group as of May 23, 2014; and has no designation rights when such ownership falls below 33.33% as of the same date. Under the Certificate of Designation of Preferences of Series B Convertible Preferred Stock (the “Certificate of Designation”), following the Annual Meeting the holders of the Series B Preferred have the right to vote, separately as a single class to the exclusion of all other classes, for the Series B Directors designated by the Series B Holder for so long as the Series B Preferred remains outstanding and the Series B Holder has the right to designate Series B Directors to the Board.

In connection with the closing of the transaction with Sycamore Partners, Stefan Kaluzny and Julian Geiger were appointed to Board of Directors, as the Series B Holder’s designees in accordance with the Investor Rights Agreement (the “Investor Rights Agreement”), dated May 23, 2014, between the Company and Series B Holder and the Certificate of Designation. Each will serve as a Series B Director until the 2015 annual meeting of the stockholders of the Company (subject to removal or resignation or the earlier election of their successors in accordance with the Company’s organizational documents). Following such time, the then-holders of the Series B Preferred will have the right to elect, as a separate class, to the exclusion of all other classes and series of the Company’s capital stock, each designee of the Series B Holder to the Board of Directors. Mr. Kaluzny is a managing director at Sycamore Partners. Mr. Geiger is not employed by Sycamore Partners.

In connection with the transaction, the Board size was increased from 11 to 12 members, Mr. Arthur Rubinfeld resigned from the Board, effective as of May 23, 2014, and Mr. Kaluzny and Mr. Geiger were appointed to the Board of Directors as noted above.

Additionally, in connection with the nomination of Kenneth B. Gilman as a director, the Board of Directors approved the increase of the size of the Board from 12 to 13, effective at the Annual Meeting.
General

At the meeting, the holders of common stock will be asked to elect eleven (11) directors. The Board has nominated, upon the recommendation of our Nominating and Corporate Governance committee, the following eleven (11) nominees for election as directors:

1.	Ronald R. Beegle

2.	Robert B. Chavez

3.	Michael J. Cunningham

4.	Evelyn Dilsaver

5.	Kenneth B. Gilman

6.	Janet E. Grove

7.	John N. Haugh

8.	Karin Hirtler-Garvey

9.	John D. Howard

10.	Thomas P. Johnson

11.	David B. Vermylen

The Board recommends that you vote on the proxy card or voting instruction form FOR the election of each of the eleven (11) individuals named above.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the eleven (11) nominees named above to constitute the eleven (11) members of the Board to be elected at the Annual Meeting. Each nominee shall be elected for a term of one year or until such nominee’s successor is elected and qualified. Pursuant to our bylaws, the Board of Directors has resolved that the size of our Board of Directors shall be fixed, from time to time, by a vote of a majority of the members of the Board of Directors. Information regarding the nominees is set forth below.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded national or multinational companies or shall have achieved a high level of distinction in their chosen fields. Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and experience. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of members that can best support the success of our business and represent our stockholder’s interests through the exercise of sound judgment and utilization of their diverse backgrounds, skill sets and experiences.

Information Regarding Nominees

Ronald R. Beegle, 51, has served as director since August 2003 and is a founder and operating partner of Goode Partners LLC, a private equity firm focused on investments in small to middle market consumer product, retail, and restaurant companies. Prior to forming Goode Partners, from 2004 through 2005, Mr. Beegle was the Chairman of Credit Suisse Group’s Global Consumer/Retail Investors Unit. Previously, Mr. Beegle had been employed by Gap, Inc. from 1996 until 2003 and had most recently served as Chief Operating Officer of the company’s flagship Gap division. While at Gap, Inc., he also served as Senior Vice President of Operations and Finance of Banana Republic and Executive Vice President and General Manager of Gap, Inc. Direct. He is a member of the Audit and Nominating and Corporate Governance Committees of the Board. Mr. Beegle’s qualifications to serve on the Board include his demonstrated leadership and knowledge of financial, operational and strategic issues facing retail companies gained through his experience in private equity and as the Chief Operating Officer of a major retail company. Mr. Beegle also provides a finance and strategic investment perspective and expertise to the Board.

Robert B. Chavez, 59, has served as a director since April 2004 and currently is the President and Chief Executive Officer of Hermes of Paris, Inc., a luxury goods retailer, which he joined in August 2000. Between 1992 and August 2000, Mr. Chavez was the Chief Executive Officer at Etienne Aigner. Mr. Chavez also served as Senior Vice President and General Merchandise Manager of Macy's East from 1986 until 1992. Mr. Chavez is a member of the Compensation and Nominating and Corporate Governance Committees of the Board. Mr. Chavez’s qualifications to serve on the Board include his demonstrated business leadership expertise gained through his service as Chief Executive Officer of a major luxury brand retailer, as well as his brand management expertise, and his financial and operational expertise. In addition, through his years of service in the retail industry, Mr. Chavez is able to provide valuable operational and strategic expertise to the Board.

Michael J. Cunningham, 56, has served as a director since June 2010. Previously, Mr. Cunningham served as President of the Company from December 2010 to March 2013. Prior to that, Mr. Cunningham served as President and Chief Financial Officer from February of 2010, Executive Vice President and Chief Financial Officer from March 2004 to February 2010 and as Senior Vice President and Chief Financial Officer from August 2000 to March 2004. Mr. Cunningham previously served as Chairman and Co-Founder of Compass International Services Corporation from 1997 to 1999. Prior to that, he held various senior executive positions for American Express Company from 1984 to 1997, including Vice President Operations and Vice President Finance. Mr. Cunningham's qualifications to serve on the Board include his years in leadership roles at Aéropostale, as well as his extensive knowledge of our Company, its history and culture. Mr. Cunningham, a retired Certified Public Accountant, also provides extensive business, financial, accounting and operational expertise. As our former Chief Financial Officer, Mr. Cunningham possesses extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company.

Evelyn Dilsaver, 59, has served as a director since October 2007. Ms. Dilsaver was appointed Chairman of the Audit Committee of the Board, effective February 1, 2012. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from December 1991 through September 2007, and held various senior management positions within the organization including Executive Vice President, The Charles Schwab Corporation and President and Chief Executive Officer of Charles Schwab Investment Management. Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, from July 2003 to July 2004, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services. Ms. Dilsaver is a Certified Public Accountant. Ms. Dilsaver is also a member of the board of directors and audit committee of the publicly traded company Tempur-Pedic as well as the board of directors of a privately held corporation. In addition to serving as the Chairman of the Audit Committee of the Board, Ms. Dilsaver is also a member of the Nominating and Corporate Governance Committee of the Board. Ms. Dilsaver’s qualifications to serve on the Board include her finance and brokerage expertise at a major brokerage firm, as well as her financial and leadership experience gained in those positions. Through her service on the boards of other public and private companies, Ms. Dilsaver also brings valuable finance, accounting and operational expertise to the Board.

Kenneth B. Gilman, 67, is a new nominee to the Board of Directors. Mr. Gilman has served as a director of Zale Corporation since September 23, 2010 and as a director of Kate Spade & Co. since February 2008. Mr. Gilman served as the Chief Executive Officer of Asbury Automotive Group, an automotive retailing and services company, from 2001 to 2007. Previously, from 1976 to 2001, Mr. Gilman was employed in a variety of capacities with L Brands, a specialty apparel retailer, including, most recently, as Chief Executive Officer of Lane Bryant, from 1993 to 2001, as Vice Chairman and Chief Administrative Officer of L Brands, with responsibility for finance, information technology, supply chain management, production, real estate, legal and internal audit, and from 1987 to 1993, Executive Vice President and Chief Financial Officer of L Brands. Mr. Gilman was elected to the board of directors of L Brands in 1990. Mr. Gilman also served as a director of Internet Brands from 2002 through 2010. Mr. Gilman's experience as a Chief Executive Officer, Chief Administrative Officer, Chief Financial Officer and a member of the board of directors of other retail companies will provide the Board of Directors with valuable insight into the retail industry, strategy and business development, finance and operations, as well as the board practices of other major retail corporations.

Janet E. Grove, 63, has served as a director since February 2012.  Ms. Grove most recently served as Vice Chairman of Macy's, Inc from February 2003 until her retirement in June 2011.  Prior to becoming Vice Chairman of Macy's, Inc., Ms. Grove held various senior management positions for Macy's, Inc., including Division Vice Chairman, Merchandising Private Brand and Product Development, and Division Chairman, Macy’s Merchandising Group Inc.  Ms. Grove is also a member of the board of directors of the publicly traded company Safeway, Inc.  Ms. Grove is a member of the Audit Committee of the Board. Ms. Grove's qualifications to serve on the Board include her many years of leadership experience at Macy's, as well as her in-depth knowledge of the retail industry, all gained through more than thirty years of service at major retail organizations. With her extensive knowledge of the retail industry, Ms. Grove also provides the Board with broad expertise in merchandising, strategic planning and operational execution.

John N. Haugh, 51, has served as a director since June 2007. Mr. Haugh is currently President of Sun, Luxury and Retail Services for Luxottica Retail North America where he manages Sunglass Hut, Ilori, Optical Shop of Aspen, APEX by Sunglass Hut and several retail services for Luxottica Spa, the leading optical and sunglass wholesaler and retailer in the world. From March 2009 through July 2011, Mr. Haugh was the President and Chief Merchandising Officer for Build-A-Bear Workshop, Inc. From January 2008 through December 2008, he was employed by Gevity in the confectionery retail business. From January 2004 through December 2007, Mr. Haugh served as President of Mars Retail Group, where he led the retail business operations for this subsidiary of Mars, Incorporated as well as managing licensed properties and various direct to consumer businesses. Prior to this he was Chief Marketing Officer and Senior Vice President Worldwide Development for Payless ShoeSource, Inc. Earlier in his career, Mr. Haugh held marketing, operations and sales roles with Universal Studios, Inc., Carlson Companies, Inc. and General Mills, Inc. He was an Advisory Board Member for Archway Marketing Holdings, Inc. Mr. Haugh is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board. Mr. Haugh’s qualifications to serve on the Board include his broad executive experience and brand management expertise gained through the various executive positions he has held throughout his career. Mr. Haugh also provides the Board with expertise in brand building and corporate strategy initiatives.

Karin Hirtler-Garvey, 57, has served as a director since August 2005. Ms. Hirtler-Garvey was appointed Chairman of our Board of Directors effective February 1, 2012. From May 2009 through November 2011, Ms. Hirtler-Garvey was the Chief Risk Executive for Ally Financial Inc.  Previously, Ms. Hirtler-Garvey was a principal in a start-up real estate development venture based in New Jersey. Prior to that, Ms. Hirtler-Garvey was Chief Operating Officer, Global Markets for Bank of America (formerly NationsBank). Ms. Hirtler-Garvey joined Bank of America in September 1995 and held various senior management positions within the organization until March 2005. Prior to becoming Chief Operating Officer, Global Markets, from April to October 2004, Ms. Hirtler-Garvey held the position of President of Trust and Credit Banking Products. From June 2001 to March 2004, Ms. Hirtler-Garvey held the position of Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division. Ms. Hirtler-Garvey is a Certified Public Accountant.  Ms. Hirtler-Garvey is also a member of the board of directors of the publicly traded company Medley Capital Corporation, as well as a director of two privately held corporations, USAA Federal Savings Bank and Western World Insurance Company.  Ms. Hirtler-Garvey’s qualifications to serve on the Board include extensive financial accounting knowledge that is critical to our Board. As a former Chief Financial Officer and Chief Operating Officer at global banking organizations, Ms. Hirtler-Garvey has extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company. Ms. Hirtler-Garvey also provides the Board with extensive experience in the area of risk awareness and risk mitigation.

John D. Howard, 61, has served as a director since August 1998. Mr. Howard is currently the Chief Executive Officer of Irving Place Capital, a middle market private equity firm. Previously from 1997 through June of 2008, Mr. Howard served as a Senior Managing Director of Bear, Stearns & Co. Inc. and was the Chief Executive Officer of Bear Stearns Merchant Banking LLC, an affiliate of Bear, Stearns & Co. Inc. Mr. Howard had been the head of the merchant banking department of Bear, Stearns & Co. Inc. since its inception in 1997. Mr. Howard is also a member of the board of directors of the publicly traded company New York & Company, Inc., as well as a director of several privately held corporations. Mr. Howard’s qualifications to serve on the Board include his entrepreneurial and merchant banking experience as well as his expertise in financial and business related matters gained through his years in the merchant banking industry. In addition, through his years of service on the boards of public and private companies, including other apparel retailers, Mr. Howard is able to provide diverse and valuable financial, strategic and operational expertise to the Board.

Thomas P. Johnson, 56, has served as our Chief Executive Officer since December 2010. Previously, Mr. Johnson served as our Co-Chief Executive Officer from February 2010 and as Executive Vice President and Chief Operating Officer from March 2004 to February 2010. Mr. Johnson rejoined us in January 2001 as Senior Vice President — Director of Stores. Mr. Johnson had served as Senior Vice President, Vice President, Regional Manager and District Manager with Federated Specialty Stores from 1989 to 1996. In the interim, he served as Senior Vice President — Director of Stores for David’s Bridal, Inc. in 2000 and as Senior Vice President — Director of Stores for Brooks Brothers, Inc. from 1997 to 2000. Mr. Johnson also held various field positions at Gap, Inc. as Regional Manager for Banana Republic, District Manager and Store Manager for Gap, Inc. from 1981 to 1989. Mr. Johnson has served as a director since August 2008.

David B. Vermylen, 63, has served as a director since May 2003. Mr. Vermylen is Senior Advisor – Member of the Board of Directors for TreeHouse Foods, a food manufacturer servicing primarily the retail grocery and food service distribution channels. From January 2005 through July 2011, he served as President and Chief Operating Officer of TreeHouse Foods, as well as a member of its Board of Directors. Previously, Mr. Vermylen had been employed by Keebler Company from 1996 until 2002 and had served as its Chief Executive Officer and President from 2001. Mr. Vermylen is Chairman of the Nominating and Corporate Governance Committee, as well as a member of the Audit and Compensation Committees of the Board. Mr. Vermylen’s qualifications to serve on the Board include his demonstrated leadership qualities and knowledge of operational and strategic issues gained through his years of experience as a Chief Operating Officer of a public company. Mr. Vermylen provides the Board a diverse background of experiences as well as his corporate governance acumen.

Each of the directors listed above has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event that any of the nominees to the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the eleven (11) nominees listed above. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Information Regarding Series B Director Designees

The following is biographical information of Mr. Geiger and Mr. Kaluzny, who were appointed to the Board by the Board of Directors as the Series B Holder’s designees thereto, in connection with the consummation of the transactions with Sycamore Partners (and in accordance with the Certificate of Designation and Investor Rights Agreement). Each will serve as a Series B Director until the 2015 annual meeting of the stockholders of the Company (subject to removal or resignation or the earlier election of their successors in accordance with the Company’s constitutional documents).

Julian R. Geiger, 68, is a designated Series B Director. From November 2011 through December 2013, Mr. Geiger served as President and CEO of Crumbs Bake Shops, Inc. (“Crumbs”). He served as our Chairman and Chief Executive Officer from August 1998 to February 2010. Mr. Geiger continued to serve as Chairman of our Board of Directors and as a part-time advisor to the Company until February 2012. Mr. Geiger served as a director of Crumbs Bake Shops, Inc. and Crumbs Holdings LLC from August 2011 to April 2014. From 1996 to 1998, he held the position of President and Chief Executive Officer of Federated Specialty Stores, a division of Federated Department Stores, Inc., which included Aéropostale. Before joining Federated, he was President of the Eagle Eye Kids wholesale and retail divisions of Asian American Partners from 1993 to 1996. Prior to that time, Mr. Geiger held a wide range of merchandising positions from 1975 to 1993 at R.H. Macy & Co., Inc., including President of Merchandising for Macy’s East responsible for Young Men’s, Juniors, Misses Coats and Misses Swimwear. Mr. Geiger’s qualifications to serve on the Board include his many years of leadership experience at Aéropostale, his in-depth knowledge of our Company, its history and the retail industry in general, and more than thirty years of service at major retail organizations, including his thirteen years of service as our Chairman and Chief Executive Officer. With his extensive knowledge of the retail industry, Mr. Geiger also provides the Board and our Company with broad expertise in merchandising, strategic planning and operational execution.

Stefan L. Kaluzny, 47, is a designated Series B Director and is a Managing Director of Sycamore Partners, a New York based private equity firm. Prior to Sycamore Partners, Mr. Kaluzny was a Managing Director of Golden Gate Capital. Mr. Kaluzny was with Golden Gate Capital since its inception in 2000 until January 2011. Prior to Golden Gate Capital, Mr. Kaluzny was co-founder and CEO of Delray Farms, a Hispanic specialty food company. Mr. Kaluzny has also held positions at consulting firms Bain & Company and LEK. Mr. Kaluzny serves as a member of the Board of Directors of each of Hot Topic, Inc., Jones Apparel, Kurt Geiger, MGF Sourcing, Nine West Holdings, Inc., Pathlight Capital, Stuart Weitzman and The Talbots, Inc. In addition, Mr. Kaluzny is a member of the Yale University Investment Committee and a member of the Board of Directors of Friends of the High Line. Mr. Kaluzny has an M.B.A. from Harvard Business School (Baker Scholar) and a B.A. in History from Yale University. Mr. Kaluzny’s qualifications to serve on the Board include his experience and governance leadership roles on the board of directors of various other public and private companies, including other apparel retailers. Through his broad array of experience with other major corporations, Mr. Kaluzny provides the Board with a wealth of knowledge in accounting, finance and capital structure, as well as strategic planning and leadership of complex organizations.
CORPORATE GOVERNANCE

During the fiscal year ended February 1, 2014 (“fiscal 2013”), our Board of Directors met formally six (6) times. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board and Committees also met, as necessary, on an informal basis numerous times throughout the year. During fiscal 2013, each of the Company's directors participated in at least 75%, in the aggregate, of all Board meetings and Board Committee meetings, upon which such director is or was a member.

Leadership Structure

We currently separate the roles of our Chief Executive Officer and our Chairman. As specified in our Bylaws, our Chief Executive Officer is responsible for the general management, oversight, supervision and control of the business and affairs of our Company, and ensuring that all orders and resolutions of the Board are carried into effect. Our independent Chairman, on the other hand, is charged with presiding over all meetings of the Board and our stockholders, and providing advice and counsel to our Chief Executive Officer and our Company’s other executive officers regarding our business and operations. In connection with the Board’s annual self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively. Currently, we believe that separating the positions of Chief Executive Officer and Chairman is the most appropriate and effective leadership structure for our Company and our stockholders.

The Board’s Role in Risk Oversight

The Audit Committee reviews and discusses with management the Company’s processes and policies with respect to risk assessment and risk management, including the Company’s enterprise-wide risk management program. In addition, the Company’s risk oversight process involves the entire Board receiving information from executive management on a variety of matters, including operations, legal, regulatory, finance and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the appropriate Board committee, if the Board has delegated to a committee responsibility for the oversight of the matter) receives this information through updates from the appropriate members of executive management to enable it to understand and monitor the Company’s risk management practices. When a Board committee receives an update, the chairperson of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. This enables the Board and the Board committees to coordinate the risk oversight role.
Director Independence

The Board has determined that each of Mr. Beegle, Mr. Chavez, Ms. Dilsaver, Ms. Grove, Ms. Hirtler-Garvey, Mr. Haugh, Mr. Howard, Mr. Gilman and Mr. Vermylen have no material relationship with the Company other than in her or his capacity as a director of the Company and that each is “independent” in accordance with applicable NYSE standards. Following the Annual Meeting, if all director nominees are elected to serve as our directors, independent directors will constitute more than two-thirds of our Board. Mr. Johnson is an executive officer of the Company and Mr. Cunningham is a former executive of the Company. Mr. Geiger served as an advisor to the Company, and was compensated accordingly, until 2012. Therefore, Mr. Johnson, Mr. Cunningham and Mr. Geiger are not “independent” in accordance with applicable NYSE standards. As a result of Mr. Kaluzny’s position as a managing partner at Sycamore Partners and our relationship with Sycamore Partners (see Sycamore Partners Transaction for greater detail), Mr. Kaluzny is not “independent” in accordance with applicable NYSE standards.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director (or nominee) or a member of the director’s (or nominee’s) immediate family and the Company; whether within the past three years the director (or nominee) has served as an executive officer of the Company; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has received, during any twelve-month period within the last three years, direct compensation (other than director fees) from the Company in excess of $120,000; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family is employed by an entity that is engaged in business dealings with the Company. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case by case basis in light of all relevant factors.
Director Compensation

During fiscal 2013, the Chairman of the Board received an annual retainer of $125,000 and no other retainers for participation on any of the other committees. Each board member receives a base retainer of $50,000. Additionally, members of the Audit, Compensation, and Nominating and Corporate Governance committees receive annual retainers of $20,000, $10,000, and $7,500, respectively.  Chairpersons of those committees receive an additional premium of $10,000, $5,000, and $2,500, respectively above their committee retainers.  All Board members received an annual grant of restricted stock equal to the value of $105,000; whereas the Chairman of the Board received an annual grant of restricted stock equal to $130,000. New Board members receive a one-time grant of 10,000 stock options and a restricted stock grant equal to $105,000. Restricted stock grants vest 100% on the first anniversary of the grant date. Stock Option grants vest ratably over a four year period. All Board members are reimbursed for travel expenses relating to attending Board, Committee or Company business meetings. Directors who are employees of the Company or are otherwise not considered independent do not receive separate compensation for serving as directors. The Series B Directors will receive the same retainers and other cash compensation and equity compensation for their service on the Board of Directors or any committee thereof, as other non-employee directors on the Board of Directors.

Fiscal 2013 Director Compensation.  The following table sets forth compensation earned by the individuals who served as non-associated (independent) directors of the Company during fiscal 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Other Compensation ($)(2)	Total ($)
Mr. Beegle	77,500	105,000	—	—	182,500
Mr. Chavez	67,500	105,000	—	—	172,500
Mr. Cunningham	—	—	—	248,077	248,077
Ms. Dilsaver	87,500	105,000	—	—	192,500
Ms. Grove	70,000	105,000	—	—	175,000
Mr. Haugh	72,500	105,000	—	—	177,500
Ms. Hirtler-Garvey	125,000	130,000	—	—	255,000
Mr. Howard	50,000	105,000	—	—	155,000
Mr. Rubinfeld (3)	60,000	105,000	—	—	165,000
Mr. Vermylen	90,000	105,000	—	—	195,000
_________

(1)	Stock awards were granted under the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan.
(2)	Represents advisory fees. See Michael J. Cunningham Advisory Agreement.
(3)	Mr. Rubinfeld resigned from the Board effective May 23, 2014.

Outstanding Equity Awards at Fiscal Year-End.  The following table provides information relating to outstanding awards held by independent directors of the Company as of the fiscal year ended February 1, 2014.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Name	(Exercisable)	(Unexercisable)
Mr. Beegle	—	—		—	—	7,721	(3)	54,433
Mr. Chavez	—	—		—	—	7,721	(3)	54,433
Mr. Cunningham	—	—		—	—	—	(3)	—
Ms. Dilsaver	22,500	—		13.78	10/18/2015	7,721	(3)	54,433
Ms. Grove	5,000	5,000	(1)	16.77	2/1/2020	7,721	(3)	54,433
Mr. Haugh	22,500	—		18.71	6/20/2015	7,721	(3)	54,433
Ms. Hirtler-Garvey	—	—		—	—	9,559	(3)	67,391
Mr. Howard	—	—		—	—	7,721	(3)	54,433
Mr. Rubinfeld (5)	5,000	5,000	(2)	16.72	11/14/2019	7,721	(3)	54,433
Mr. Vermylen	—	—		—	—	7,721	(3)	54,433
_________

(1)	Options will vest 1/2 on February 1, 2015 and 1/2 on February 1, 2016.
(2)	Options will vest 1/2 on November 14, 2014 and 1/2 on November 14, 2015.
(3)	Shares vested March 29, 2014.
(4)	Market value based on the closing price of $7.05 on the last trading day of fiscal 2013 (January 30, 2014).
(5)	Mr. Rubinfeld resigned from the Board effective May 23, 2014.

Does the Company have a Code of Ethics?

Our Code of Business Conduct and Ethics is applicable to all our officers, directors and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code is available on the Investor Relations portion of our website (www.aeropostale.com). We intend to post amendments to or waivers from the Code, if any, (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or Directors) on our website.

How do stockholders communicate with the Board?

The Board provides a process for interested parties to send communications to the full Board, the independent members of the Board and the members of the Audit Committee. Any director may be contacted by writing to him or her, c/o General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120 or e-mail at investorrelations@aeropostale.com to the attention of the General Counsel. Communications that are not related to a director’s duties and responsibilities as a Board member, an independent director or an Audit Committee member may be excluded by the Office of the General Counsel, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been removed and that it will be made available to such directors upon request. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns, if any, relating to accounting, internal controls or auditing matters would be brought immediately to the attention of the Company’s Chief Financial Officer and/or General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Copies of the Company’s code of conduct, corporate governance materials and committee charters

The Company’s code of conduct, corporate governance materials, as well as the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors, are all available on the Company’s website at www.aeropostale.com. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.
Committees of the Board of Directors

Audit Committee.  The Board of Directors maintains an Audit Committee, currently consisting of the following Board members, Ms. Dilsaver (Chairperson), Mr. Beegle, Ms. Grove and Mr. Vermylen. The Board has determined that Ms. Dilsaver, Mr. Beegle, Ms. Grove and Mr. Vermylen are all qualified as financial experts within the meaning of the SEC regulations. The Board has also determined that each member of the Audit Committee possesses the accounting and financial management expertise, within the meaning of the standards of the New York Stock Exchange, to be considered “financially literate”. All members of our Audit Committee have been determined to be independent by our Board of Directors, as that term is defined by SEC regulations relating to audit committee independence, the listing standards of New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee met five (5) times during fiscal 2013 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2013. The Committee schedules its meetings to ensure that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management.

The Audit Committee’s charter is available on the Investor Relations portion of our website at www.aeropostale.com.

In carrying out these responsibilities, the Audit Committee, among other things, appoints, and monitors the performance of, the independent registered public accounting firm; oversees and reviews accounting policies and practices and internal controls; oversees and monitors the Company’s financial statements and audits; oversees matters relating to communications with the independent registered public accounting firm and management; reviews the annual report to be included with the Company’s proxy statement; and oversees, to the extent it deems necessary, matters related to related party transactions, if any.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accounting firm the Company’s annual financial statements and quarterly operating results prior to their issuance. During fiscal 2013, management advised the Committee that each set of financial statements had been prepared in accordance with generally accepted accounting principles. Management also reviewed significant accounting and disclosure matters with the Committee. These reviews included discussions with the independent registered public accounting firm about matters required to be discussed pursuant to PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X. The Audit Committee discussed the adoption of, or changes to, the Company’s significant accounting policies and procedures, if any, and significant internal audit procedures with the independent registered public accounting firm, internal audit and management.  The Committee also discussed with our independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and the Audit Committee has received a written disclosure letter as required by that standard. The Audit Committee has also received, reviewed and discussed with the Company’s independent registered public accounting firm the report required by section 10A(k) of the Securities Exchange Act of 1934. The Report of the Audit Committee can be found on page 51 of this Proxy Statement.

Compensation Committee.  The Board of Directors also has a Compensation Committee, currently consisting of Mr. Haugh (Chairman), Mr. Chavez and Mr. Vermylen. Mr. Rubinfeld served on the Compensation Committee until May 23, 2014.The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the performance of our chief executive officer and oversees and sets compensation for our chief executive officer, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities set forth in its charter. The Compensation Committee met formally six (6) times during fiscal 2013 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2013. The Board has determined that each of the Compensation Committee members is “independent” in accordance with applicable NYSE standards. The Compensation Discussion and Analysis can be found beginning on page 29 of this Proxy Statement and the Compensation Committee’s Report can be found on page 50 of this Proxy Statement.

Nominating and Corporate Governance Committee.  The Board of Directors also has a Nominating and Corporate Governance Committee currently consisting of Mr. Vermylen (Chairman), Mr. Beegle, Mr. Chavez, Ms. Dilsaver and Mr. Haugh. The Nominating and Corporate Governance Committee of the Board identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating and Corporate Governance Committee considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It also proposes a slate of candidates for election as directors at each Annual Meeting of stockholders. The Nominating and Corporate Governance Committee also develops and recommends to the Board, and reviews from time to time, a director compensation program, as well as establish corporate governance principles for the Company, while also overseeing compliance with those governance principles. The Board has determined that each of the Nominating and Corporate Governance members is “independent” in accordance with applicable NYSE standards.

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, by management and by stockholders, in all cases applying similar criteria. Stockholders who wish to submit candidates for Board membership must submit all required information, consistent with the below criteria, in writing to the Chairman of the Nominating and Corporate Governance Committee c/o the General Counsel of the Company at 112 West 34th Street, New York, New York 10120.

The Nominating and Corporate Governance Committee, at the direction of the Chairman, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee’s background and experience be gathered and a report be prepared for the Committee. The Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, independence, integrity, experience, sound judgment in areas relevant to the Company’s businesses and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. The Nominating and Corporate Governance Committee will also be responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

The Committee will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more of the members of the Committee interviewing the prospective nominee. After completing this evaluation and other steps of the process the Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Nominating and Corporate Governance Committee recommended to the Board of Directors that the nominees listed in this Proxy Statement stand for election at our 2014 Annual Meeting. The Nominating and Corporate Governance Committee met formally two (2) times during fiscal 2013 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2013.

Meetings of the Company’s Non-Management Directors

The non-management directors meet at scheduled executive sessions of the Board of Directors and our Chairman presides over those meetings.

PROPOSAL 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers. As described in detail under the heading “Compensation Discussion and Analysis,” we believe that executive compensation should be closely linked with our Company financial performance and, to this end, our executive compensation programs are designed to, among other things, reward our Named Executive Officers for their contribution to the achievement of short-term and long-term strategic and operational goals and to align executive compensation and stockholder interests through performance and equity-based plans. Stockholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures support our compensation philosophy. While we understand our performance has not been at satisfactory levels for us or our shareholders, we believe we have a comprehensive executive compensation program that directly links our executives' compensation with the Company's performance and aligns the executives' interests with yours as our stockholders. For 2013, consistent with financial results and aligned with our pay for performance philosophy, our leadership team forfeited significant portions of their pay. To that end, we believe our pay for performance model works and shareholders should vote in favor of our 2013 executive compensation program.

This advisory vote is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. To the extent there is any significant vote against our executive compensation program as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of our stockholders. Accordingly, we are asking our stockholders to vote on the following resolutions: “RESOLVED, that the overall compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the proxy statement for the 2014 Annual Meeting is APPROVED”.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
APPROVAL OF 2014 OMNIBUS INCENTIVE PLAN

Introduction

Our holders of common stock are being asked to approve our 2014 Omnibus Incentive Plan (the “Omnibus Plan”), which is an amendment and restatement of our Second Amended and Restated 2002 Long-Term Incentive Plan, as amended (the “2002 Plan”). On May 8, 2014, the Board unanimously approved the Omnibus Plan, subject to, and to be effective upon, stockholder approval at the Annual Meeting (the date of such approval is referred to below as the “2014 Omnibus Plan Effective Date”). The Omnibus Plan includes the following key modifications, effective upon the 2014 Omnibus Plan Effective Date:

•
Increase of the Aggregate Share Reserve. The aggregate share reserve will be increased by an additional 5,900,000 shares of Common Stock for a total share reserve of 6,113,891 shares of Common Stock under the Omnibus Plan. As of April 23, 2014, 213,891 shares of common stock remain available for future issuance under the 2002 Plan. The Board believes that it is important that a significant portion of the compensation for our employees, consultants and directors consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of Common Stock remains available for issuance to allow us to continue to utilize equity incentives.

•
Cash Performance Awards. The Omnibus Plan includes Cash Performance Awards that may be granted with the intent to comply with the “performance-based compensation” exception under Section 162(m) of the Code. Because Cash Performance Awards may be made in addition to stock-based awards, the 2002 Plan has been renamed the “2014 Omnibus Incentive Plan.”

•	Term Extension. We extended the term of the Omnibus Plan until May 8, 2024 (currently, the 2002 Plan is scheduled to expire on June 16, 2021).

Holders of our common stock are also being requested to approve new Code Section 162(m) performance goals under the Omnibus Plan, so that awards based on the new Code Section 162(m) performance goals, including Cash Performance Awards, granted under the Omnibus Plan to executive officers of the Company may qualify as exempt performance-based compensation under Code Section 162(m). Code Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer) unless the compensation constitutes “performance-based compensation.” In general, to qualify as “performance-based compensation” the material terms of the performance goals must be disclosed to, and approved by, the Company’s common stock holders on or after the first meeting of the Company’s common stock holders that occurs in the fifth year following the year the performance goals were last approved by the common stock holders. The Company’s common stock holders last approved the 2002 Plan’s Code Section 162(m) goals in 2011. If the stockholders do not approve the Omnibus Plan’s Code Section 162(m) goals at the 2014 Annual Meeting, then no Cash Performance Award will be deemed to be performance-based under Code Section 162(m) unless it is granted (i) subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant or (ii) on or following a the date of a subsequent meeting of the stockholders at which the stockholders approve the Plan’s Code Section 162(m) goals or approve other designated performance criteria. Notwithstanding the foregoing, awards of stock options and stock appreciation rights (“SARs”) granted under the Plan at any time qualify as exempt performance-based compensation under Code Section 162(m). The Board believes it is important to have the ability to grant incentive compensation that qualifies as “performance-based” compensation in order to retain the corporate tax deductibility of the payments.

Nonetheless, it retains the discretion to grant awards that will not comply with the “performance-based” compensation exception under Code Section 162(m) if it deems such award to be in the best interest of the Company.

We anticipate filing a Registration Statement on Form S-8 to register the additional amount of new shares of Common Stock to be included in the aggregate share reserve under the Omnibus Plan as soon as practicable following stockholder approval of the Omnibus Plan.
The Omnibus Plan includes key provisions generally designed to protect the interests of stockholders, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Discounted Options or SARs. Stock options and SARs may not be granted with an exercise or base price lower than the fair market value of the underlying shares on the grant date.

•
No Repricing of Options or SARs. The Plan does not allow, without the prior approval of stockholders, the cancellation of a stock option or SAR when the exercise price per share exceeds the fair market value of one share of common stock in exchange for cash or another award (other than in connection with a change in control) or permit the cancellation, substitution or amendment of a stock option or SAR that would have the effect of reducing the exercise price of such stock option or SAR or otherwise approve any modification to such a stock option or SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal national securities exchange on which the common stock is then listed.

•
No Share Recycling for Net Exercises or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the Plan.

•	No “Single-Trigger” Vesting. The Plan does not provide for automatic vesting of awards upon the occurrence of a change in control.

•	No Evergreen Provision. The Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Plan are automatically replenished.

•	No Automatic Grants. The Plan does not provide for automatic grants to any participant.

As of May 1, 2014, the closing price of shares of our common stock as reported on the New York Stock Exchange was $4.92 per share. As of February 1, 2014, (i) 377,000 stock options and SARs were outstanding (at an average exercise price of $16.61 per share and a weighted average remaining term of 1.35 years), (ii) 2,477,000 full value shares in aggregate were granted and remained outstanding (consisting of 230,000 restricted stock units, 1,856,000 restricted shares and 319,000 performance shares) and (iii) 1,273,238 shares remained available for future grants.

The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the Omnibus Plan. The Board of Directors recommends that the holders of common stock vote “for” the approval of the Omnibus Plan.
Description of the Omnibus Plan
The following description of the Omnibus Plan is a summary and is qualified in its entirety by reference to the Omnibus Plan, a copy of which is attached as Annex A to this proxy statement.
The purpose of the Omnibus Plan is to further align the interests of eligible participants with those of our stockholders by providing eligible participants with stock and/or cash based incentive compensation opportunities tied to the performance of the Company and its common stock. The Omnibus Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent and to strengthen the mutuality of interests between such individuals and our stockholders.
Administration. The Omnibus Plan is administered by a committee (the “Committee”), which is comprised of no fewer than two members appointed by the Board. To the extent deemed necessary by the Board, each Committee member satisfies the requirements for an “independent director” under any applicable rules adopted by the New York Stock Exchange or other principal exchange on which the common stock is then listed, a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Currently, the Compensation Committee serves as the Committee.
The Committee has all the power and discretion necessary or appropriate to administer the Omnibus Plan and to control its operation, including, in accordance with the terms and conditions of the Omnibus Plan, the power to determine the persons to whom awards will be granted, the restrictions, terms and conditions of all awards, the number of shares to be covered by an award, and to generally exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
No awards may be granted under the Omnibus Plan after May 8, 2024. Awards granted prior to such date, however, may extend beyond such date and the provisions of the Omnibus Plan will continue to apply thereto.
Eligibility and Types of Awards. All of our employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, SARs, restricted stock, restricted stock units, cash performance awards and other stock-based awards. In addition, our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the Omnibus Plan. As of April 23, 2014, 17,713 employees and nine (9) non-employee directors were eligible to participate in the Omnibus Plan. The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the Omnibus Plan.
Available Shares. The aggregate number of shares of common stock reserved for issuance under the Omnibus Plan is 6,113,891 shares, which includes 213,891 shares of common stock previously authorized but unissued under the 2002 Plan. Any shares of common stock delivered under the Omnibus Plan will consist of authorized and unissued shares or treasury shares. In general, if an award under the Omnibus Plan is canceled, expired, forfeited, surrendered settled by delivery of fewer shares of common stock than the number underlying the award or otherwise terminated without delivery of the shares of common stock to the participant, the shares covered by such awards will again be available for the grant of awards under the Omnibus Plan. Shares that are withheld from an award or separately surrendered by a participant in payment of the exercise or purchase price or taxes relating to an award, or is not issued or delivered as a result of the net settlement of an outstanding stock option or SAR will be deemed to constitute delivered shares of common stock and will reduce the number of shares of common stock available for future awards under the Omnibus Plan. In addition, cash proceeds received from stock option exercises may not be used to repurchase shares of common stock on the open market for reuse under the Omnibus Plan.
Solely with respect to awards intended to comply with the performance-based exception under Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to stock options, SARs, restricted stock awards for which the grant of the award or the lapse of the restriction period is subject to the attainment of performance goals, restricted stock units for which the grant of the award or the vesting is subject to the attainment of performance goals, and other stock-based awards that are granted to any person who is an employee or consultant during any calendar year will be limited to 2,000,000 shares of common stock for each such award type individually, and the maximum number of shares of common stock for all types of awards granted to any person who is an employee or consultant during any calendar year may not exceed 2,000,000 shares of common stock. The maximum number of shares of common stock that may be subject to stock options, SARs, restricted stock awards, restricted stock units and other stock-

based awards granted to any non-employee director during any calendar year will be limited to 100,000 shares of common stock for all such award types in the aggregate.
The Committee will adjust the above individual maximum share limitations, the aggregate number of shares of common stock available for the grant of awards and the exercise price of an award to reflect certain changes in our capital structure or business by reason of certain corporate transactions or events.
Awards Under the Omnibus Plan. The following types of awards are available under the Omnibus Plan:
Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of common stock. The Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).
The Committee will prescribe the time or times at which or the conditions upon which, a stock option or portion thereof will become vested and/or exercisable. Upon the exercise of a stock option, the participant must make payment of the full exercise price, either in cash or by cash equivalent acceptable to the Committee, or, to the extent permitted by the Committee (i) in shares of common stock owned by the participant valued at the fair market value of such shares on the date of exercise, (ii) solely to the extent permitted by applicable law, if the common stock is traded, through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iii) by reducing the number of shares of common stock otherwise deliverable upon the exercise of the stock option by the number of shares of common stock having a fair market value on the date of exercise equal to the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee.
Stock Appreciation Rights. The Committee may grant SARs which may be granted on a basis that allows for the exercise of the SAR by the participant or that provides for the automatic payment of the SAR upon a specified date or event. A SAR is a right to receive a payment in common stock, cash or a combination of common stock and cash (as determined by the Committee) for each SAR exercised equal in value to the excess of the fair market value of one share of common stock on the date of exercise or payment of the base price over the base price per share established in connection with the grant of the SAR. The base price per share of common stock subject to a SAR may not be less than fair market value at the time of grant.
Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee, upon the award of restricted stock, the participant will have the rights of a stockholder with respect to the shares, except that any dividends or distributions with respect to restricted stock awards will be subject to the same restrictions as the underlying restricted stock award. The restrictions imposed on shares granted under a restricted stock award will lapse in accordance with the vesting requirements specified by the Committee in the award agreement.
Restricted Stock Units. The Committee may award restricted stock unit awards. A restricted stock unit is a unit of measurement equivalent to one share of common stock that becomes nonforfeitable upon satisfying certain terms and conditions, as determined by the Committee. A restricted stock unit does not have any of the attendant rights of a stockholder, except it may have certain dividend equivalent rights as specified in the grant. Payment of a restricted stock unit may be made, as approved by the Committee and set forth in the award agreement, in cash or in shares of common stock or in a combination thereof.
Cash Performance Awards. The Committee may make grant of cash performance awards under the Omnibus Plan that are contingent upon the satisfaction of certain pre-established performance criteria that are reached within a specified performance period, each of which, together with any other terms and conditions, will be determined by the Committee in its sole discretion at the time of grant. The Committee may, in its sole discretion, elect to pay a participant an amount that is less than the participant’s individual target award regardless of the degree of attainment of the performance criteria. The performance criteria for Cash Performance Awards will be based on one or more of the performance goals discussed below. The maximum amount that may become payable to any one participant during any one calendar year under all cash performance awards is limited to $10,000,000.
Other Stock-Based Awards. The Committee may make a grant of such other stock-based awards under the Omnibus Plan that is payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, including shares of common stock awarded for past services, purely as a bonus, in lieu of bonus or other cash compensation, and not subject to any restrictions or conditions, as directors’ compensation, shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, performance units, dividend equivalent units, stock equivalent units, deferred stock units or for any other valid purpose as determined by the Committee in its sole discretion. The Committee will determine the terms and conditions of any such other awards.
Performance Goals. The Committee may grant awards of restricted stock, restricted stock units, cash performance awards and other stock based awards that are intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). Code Section 162(m) requires that performance-based compensation be based upon objective performance measures. If an award is intended to be “performance based” under Code Section 162(m), the performance goals will be based on one or more of the following criteria as determined by the Committee:

•	enterprise value or value creation targets;

•	after-tax or pre-tax profits or gross margin of the Company, including without limitation that attributable to continuing and/or other operations;

•	operational cash flow;

•
limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	earnings per share or earnings per share from continuing operations;

•	sales productivity, net sales, comparable store sales, revenues, sales revenue, net income or earnings before income tax or other exclusions;

•	return on capital employed including, without limitation, return on invested capital, return on committed capital, return on assets or return on equity;

•	after-tax or pre-tax return on stockholder equity;

•	market share;

•	the fair market value of the shares of the Company’s common stock;

•	total shareholder return;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•	limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs;

•	economic value added targets based on a cash flow return on investment formula; or

•	any combination of or a specified increase in any of the foregoing.

In addition, such performance criteria may be based upon performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, the Committee may designate additional business criteria on which the performance criteria may be based or adjust, modify or amend the aforementioned business criteria.

Change in Control. Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in an award agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding awards (excluding the consideration payable upon settlement of the awards); (c) accelerated exercisability, vesting and/or payment under outstanding awards immediately prior to the occurrence of such event or upon a termination of employment following such event; and (d) if all or substantially all of the Company’s outstanding shares of common stock are transferred or canceled in connection with such change in control: (i) upon written notice, provide that any outstanding stock options and SARs (whether vested or unvested) are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such stock options and SARs will terminate to the extent not exercised; and (ii) cancel all or any portion of outstanding awards for fair value (which may be zero).
Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Omnibus Plan, except that, no amendment, modification, suspension or termination of the Omnibus Plan will adversely affect any award theretofore granted without the consent of the participant, and the approval of our stockholders will be obtained to the extent required by applicable law.
The Omnibus Plan also contains express an prohibition, without the prior approval of stockholders, against the cancellation of a stock option or SAR when the exercise price per share exceeds the fair market value of one share of common stock in exchange for cash or another award (other than in connection with a change in control) or permitting the cancellation, substitution or amendment of a stock option or SAR that would have the effect of reducing the exercise price of such stock option or SAR or otherwise approving any modification to such a stock option or SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal national securities exchange on which the common stock is then listed
Miscellaneous. Awards granted under the Omnibus Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that in the event of the death of a participant, except as otherwise provided by the Committee in an award agreement, an outstanding award may be exercised by or will become payable to the participant’s beneficiary.
Certain U.S. Federal Income Tax Consequences. The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Omnibus Plan are quite technical. Moreover, the applicable statutory provisions are subject to change (possibly with retroactive effect), as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.
The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.
Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell the common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.
To the extent that the aggregate fair market value (determined as of the time of grant) of the common stock with respect to which incentive stock options are exercisable for the first time by an eligible employee during any calendar year under the Omnibus Plan and/or any other stock option Omnibus Plan of the Company, any subsidiary or any parent exceeds $100,000, such options will be treated as nonqualified stock options. In addition, if the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or a recipient disposes of the common stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).
Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.
All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”), may be subject to special tax rules regarding the income tax consequences concerning their stock options; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); and (iii) in the event that the payment, exercisability or vesting of any award is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)), and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.
In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its “covered employees” (generally, its chief executive officer and three other executive officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement), subject to certain exceptions. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established objective performance goals established by a compensation committee that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $1,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of time and the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. Subject to stockholder approval of the Section 162(m) performance goals under the Omnibus Plan, it is intended that certain awards under the Omnibus Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.
New Plan Benefits. The issuance of any award under the Omnibus Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of award that will be granted to any individual in the future.
Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Omnibus Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.
The Omnibus Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Omnibus Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

The foregoing description of certain principal features of the Omnibus Plan is qualified in its entirety by reference to the full text of the Omnibus Plan, which is attached as Exhibit A to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE APPROVAL OF THE OMNIBUS PLAN

Equity Compensation Plan Information

The following table provides certain information, as of February 1, 2014, about our common stock that may be issued upon the exercise of options as well as the issuance of restricted shares, performance shares and restricted stock units granted to employees or members of our Board of Directors, under our two existing equity compensation plans, the Aéropostale, Inc. 1998 Amended and Restated Stock Option Plan and the Second Amended and Restated Aéropostale, Inc. 2002 Long-Term Incentive Plan, as amended.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,854,279[1]	$2.201	1,273,238
Equity compensation plans not approved by security holders	—		—
Total	2,854,279	$2.20	1,273,238

1 Includes 1,856,320 restricted shares, 390,954 performance shares and 229,760 restricted stock units under the 2002 Long-Term Incentive Plan that have no purchase price; excluding the restricted shares, performance shares and restricted stock units would result in a weighted-average exercise price of $16.61.

PROPOSAL 4
RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 1998, and has reported on the Company’s consolidated financial statements included in our annual report. The Audit Committee appoints the Company’s independent registered public accounting firm, and the Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014. In the event that the stockholders do not ratify the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICER COMPENSATION

Biographical Information about Executive Officers

The following is a list of the Company’s executive officers, followed by their biographical information (other than for Mr. Johnson whose biographical information appears in the section of this proxy statement entitled “Election of Directors Nominees”).

Executive Officer	Age	Position
Thomas P. Johnson	56	Chief Executive Officer
Marc D. Miller	44	Executive Vice President and Chief Financial Officer
Emilia A. Fabricant	47	Executive Vice President of Aéropostale
Mary Jo Pile	57	Executive Vice President - Customer Engagement
Barbara A. Pindar	59	Senior Vice President, Planning and Allocations

Marc D. Miller was promoted to Executive Vice President and Chief Financial Officer in March 2012. Prior to this appointment, Mr. Miller held the position of Senior Vice President and Chief Financial Officer from December 2010 to March 2012, Senior Vice President of Strategic Planning, Business Development and E-Commerce from April 2007 to December 2010, Group Vice President of Strategic Planning, Business Development and E-Commerce from April 2006, and Vice President of Strategic Planning and Business Development from February 2005. Prior to joining Aéropostale, Mr. Miller held executive management positions at Footstar, Inc., and Tradeout, Inc.

Emilia A. Fabricant joined the Company as Executive Vice President of Aéropostale in September of 2012. In August 2013, Ms. Fabricant added responsibilities for merchandising and design for P.S. from Aéropostale. Prior to this appointment, Ms. Fabricant held the position of President of Bebe Stores, Inc. Prior to that, she served as President and Chief Merchandising Officer of Charlotte Russe, Inc. Earlier in her career, Ms. Fabricant founded Cadeau Maternity, also serving as its President and Chief Merchandising Officer after the company was acquired by eStyle, Inc. Ms. Fabricant began her merchandising career with Barneys New York Co Op, where she held a number of executive management positions of increasing responsibility, culminating with Senior Vice President, Divisional Merchandise Manager and Outlet Division.

Mary Jo Pile was promoted to Executive Vice President - Customer Engagement in December 2010. Prior to this appointment, Ms. Pile served as our Senior Vice President and Chief Stores Officer since May 2005. From 2001 to 2005, Ms. Pile held the position of Executive Vice President of Stores for Express/Express Men’s. Prior to that, Ms. Pile held the position of Vice-President of Stores for Express and The Limited from 1997 to 2001. From 1995 to 1997, Ms. Pile led the start-up and launch of Victoria’s Secret Beauty stores as Vice President of Stores — Victoria’s Secret Beauty.

Barbara A. Pindar has served as Senior Vice President of Planning and Allocation since December 2005. Previously, she held the position of Senior Vice President, Inventory Management for the Pottery Barn brand division of Williams-Sonoma. Prior to that, from 1986 to 2002, Ms. Pindar held various senior executive positions for Limited Brands, Inc., including Vice President, Merchandise Planning and Analysis for Victoria’s Secret Direct.

Compensation Discussion and Analysis

This compensation discussion and analysis provides an overview of our compensation program for our named executive officers for fiscal 2013.
Executive Summary

During 2013 our Say-on-Pay vote received overwhelming support with approximately 98.5% of shareholders voting in favor of our executive compensation programs and practices. This level of support evidences our strong pay for performance orientation and is a result of our desire to maintain programs that are highly aligned with our shareholders.

As part of our Compensation Committee of the Board of Directors' ongoing process, it undertook a comprehensive review of our variable pay programs for 2013 and approved significant updates, described below.

We continue to navigate through a challenging business and macro-economic environment that contributed to a significant reduction in our overall profitability. We believe these program updates will better position us to execute our key merchandising, operational and financial initiatives to improve our performance by enhancing the link between pay and performance and providing a clear line of sight to business objectives for our employees. The Compensation Committee believes that the program updates reflect continued alignment with our pay for performance philosophy, evidenced below by our financial results and related key compensation outcomes.

Key Financial and Operational Results		Key Compensation Outcomes
●	A reduction in net sales to $2.091 billion from $2.386 billion last year	●	For this year, the 3rd year in a row, no salary increase for our Chief Executive Officer
●	A 15% comparable store sales decrease	●	No bonus payout under our Annual Incentive Plan ("AIP") for 2013 performance for any Named Executive Officer
●	Net loss of $141.8 million, compared to net income of $34.9 million last year	●	No payout of the 2011-2013 performance share cycle for any participants
●	Loss per diluted share of $1.81 compared to earnings per diluted share of $0.43 last year	●	Not currently projected to provide a payout for any of the outstanding 2012-2014 cycles of performance shares
		●	Forfeited the 2013 tranche of the 2013-2015 performance share cycle
Highlights of our 2013 Pay for Performance Program Updates

Annual Incentive Plan Changes
●	Adjusted metric weighting to include a 50% weighting on business unit specific measures for those employees with business unit responsibility
●
Shortened measurement period to better align with our business cycle focusing on seasonal or semi-annual goals weighted 33% Spring and 67% Fall; for the CEO seasonal bonuses earned will be banked and paid at the end of the fiscal year

●	Elongated the performance range to 80% to 120% of target at minimum and maximum, respectively
Long-term Incentive Plan Changes
●	Maintained the EPS measure but eliminated operating income and added a relative total shareholder return measure, compared to the S&P Select Retail Index
●	Adjusted measurement period to measure EPS over three one-year periods and total shareholder return ("TSR") over the three-year period
●	Elongated the EPS financial performance range to 80% to 120% of target at minimum and maximum, respectively

In addition to the key programmatic updates described above, we recognized the need to motivate and retain the key leadership talent who will be instrumental in driving the future success of our business. To that end, the Compensation Committee took the following actions:

•
Entered into a new three-year contract with our Chief Executive Officer and in conjunction with the agreement, provided a one-time performance-based award, comprised of performance shares and stock appreciation rights, which will only provide value in the event our stock price increases; and

•	Provided select employees, other than our CEO, with one-time equity based awards delivered as 60% performance shares and 40% time-based restricted stock.

The measures selected for the performance share components of each of the above awards align with the on-going long-term incentive program changes described above, demonstrating our commitment to those objectives we believe are most critical to our Company and our shareholders.

In making compensation determinations, the Committee considers feedback from stockholders in conjunction with our compensation philosophy and business needs. Ultimately, because of our pay-for-performance orientation, it is our performance that drives our executive compensation actions. In 2013, our performance did not meet our expectations or the expectations of our shareholders and this was reflected in the level of compensation delivered to our executives. Given the alignment between pay and performance, we recommend stockholders vote favorably on this year's resolution to approve fiscal 2013 compensation (see Proposal No. 2 Advisory Vote to Approve Executive Compensation).

Executive Compensation Philosophy and Core Principles

Aéropostale’s compensation philosophy is to align our executive compensation programs and practices with the Company’s near term and future performance. It is also intended to provide the type of incentive and rewards needed to attract, retain and engage key leadership talent based on our core principles: pay for performance, pay competitively and pay equitably. These core principles serve as the foundation of our pay philosophy:

•	Deliver the majority of total compensation in the form of incentive compensation including equity-based awards to directly link compensation with increases in stockholder value

•	Evaluate performance based on a combination of pre-established Company goals and individual performance factors

•	Provide a total compensation program designed to retain high caliber performers and attract superior leaders to the Company

•	Consistently compare our pay practices and levels to other leading specialty retailers

•	Apply generally consistent guidelines for all executive officer compensation programs

•	Consider depth and scope of accountability, complexity of responsibility, and executive performance, both individually and collectively as a team

The Committee has established a pay mix for executive officers that places emphasis on those elements that are performance-based. The executive compensation programs seek to balance motivation and retention through an emphasis on short- and long-term performance incentives. By following this approach, we strive to effectively balance executive retention while motivating a focus on the business metrics that will produce a high level of Company performance. This relationship is illustrated in the charts below.

Chief Executive Officer Target Pay Mix for Fiscal 2013

Base, 6%
Annual Incentive Target, 10%
Long-Term Incentive Opportunity, 84%

Average All Other Named Executive Officers Target Pay Mix for Fiscal 2013

Base, 20%
Annual Incentive Target, 14%
Long-Term Incentive Opportunity, 66%

Competitive Positioning

In setting our program design and pay levels, we consider the practices of those companies we consider comparable peers for business and talent.

The Company and the Committee review publicly available data for a peer group consisting of national and regional, specialty and department store retail organizations to benchmark the appropriateness and competitiveness of our compensation program.

Each year, this list of peer companies is reviewed and compiled by the Committee's independent compensation consultant, Towers Watson, in conjunction with input from Company management, and is then approved by the Compensation Committee. Towers Watson reviewed and recommended companies based on the following criteria:

•	Comparable revenue size ($1.2B - $4.8B) - roughly one-half to two times the size of Aéropostale

•	Relevant industry - apparel, retail, accessories and luxury goods

•	Historical precedent - maintaining consistency to as great a degree as practicable

•	Labor market for talent - companies reflect those where we source and compete for talent

The following set of 18 retailers and mall-based stores provides a well-rounded cross section of Aéropostale's markets for executive talent. The complete peer group used in making fiscal 2013 decisions is as follows:

Abercrombie & Fitch Co.	The Children's Place Retail Stores, Inc.	Phillips - Van Heusen Corporation
American Eagle Outfitters, Inc.	Coach, Inc.	Quiksilver, Inc.
ANN Inc.	Express, Inc.	The Jones Group Inc.
Ascena Retail Group, Inc.	Fifth & Pacific Cos.	Urban Outfitters, Inc.
Buckle Inc.	Fossil, Inc.
Carters Inc.	Genesco Inc.
Chico's FAS Inc.	Guess?, Inc.

2013 Components of Compensation

Our 2013 compensation is highly aligned to performance, reflecting the achievement of Company financial and strategic results, and individual contributions.

Base Salary

Although we focus our executive compensation program on performance-based pay, base salary is an important component of our pay program. The Compensation Committee annually reviews and adjusts, where appropriate, the base salaries of the Company's executive officers listed in this Proxy Statement. In determining the appropriate level of base salary compensation, the Compensation Committee considers a number of factors including:

●	job responsibilities;	For 2013, the third year in a row, our CEO
●	individual contributions;	received no salary increase. Other Named
●	experience with the Company;	Executive Officers generally received modest
●	company performance for the prior year; and	increases reflecting typical
●	current salary compared to competitive market pay levels	market movement.

The table below shows 2012 and 2013 base salary levels for each of our Named Executive Officers.

Name	2012 Base Salary	2013 Base Salary		Percent Change
Mr. Johnson	950,000	950,000		0.0%
Mr. Miller	485,000	500,000		3.1%
Ms. Fabricant	650,000	700,000	(1)	7.7%
Ms. Pile	550,000	565,000		2.7%
Ms. Pindar	425,000	435,000		2.4%

(1) Effective August, 2013, Ms. Fabricant received a base salary increase reflecting her additional responsibilities for merchandising and design for P.S. Aéropostale.

Annual Incentive Plan

Aéropostale's culture is driven by our strong pay for performance orientation; to that end, annual incentives comprise on average close to one-third of target compensation. The Annual Incentive Plan (“AIP”) is designed to motivate and reward employees by aligning a substantial portion of their total compensation directly with the Company's short-term financial success.
In accordance with our pay-for-performance
philosophy, for 2013 we did not achieve our
pre-established financial goals and therefore
did not provide a payout to our Executive
Officers under the Annual Incentive Plan.

As described above, the Compensation Committee made significant changes to our annual incentive program for 2013 with regard to the measures of financial performance, timing of the performance period and the process by which we set our financial goals. These changes were made to provide clear line-of sight to business objectives and provide more direct access for our employees with regard to how their bonus payments are determined. For 2013, the Committee established the following framework for our AIP:

Target AIP Awards: The annual target performance-based incentive is expressed as a percentage of base salary. In establishing the target percentage, the Committee takes into account the role and level of each executive and competitiveness with our peers. For 2013, no adjustments were made to target AIP levels as a percent of base salary.

The following table shows the 2013 AIP targets for each NEO.

Name	2013 Target AIP %	2013 Target AIP $
Mr. Johnson	150%	$1,425,000
Mr. Miller	75%	$375,000
Ms. Fabricant	75%	$525,000
Ms. Pile	75%	$423,750
Ms. Pindar	50%	$217,500

Measures and Weights: Our AIP awards annual bonuses are based upon the Company achieving pre-established annual goals in accordance with our financial plan. The Company's annual financial plan is established by management and ratified by our Board at the beginning of each fiscal year. For 2013, the AIP was based on overall Company operating income for our Named Executive Officers.

The AIP contains a tiered payment structure based upon the Company's annual financial performance. Those tiers are Threshold (achieving at least 80% of the Company's annual financial plan), Target (achieving at least 100% of the Company's annual financial plan) and maximum (achieving 120% or greater of the Company's annual financial plan). For 2013, the Company established the following operating income goals for both the Spring and Fall seasons, weighted 33% and 67% respectively.

	Consolidated Operating Income Performance
	Spring	Fall	Financial Goals as a % of Target	Payout (% of Target)
	(In millions)
Threshold	$(10.3)	$80.6	80%	50%
Target	$(8.6)	$100.8	100%	100%
Maximum	$(6.9)	$121.0	120%	200%

Actual Results and AIP Payout

The Company's reported pro-forma operating loss was $(53.1) million for the Spring season and $(80.3) for the Fall season. These amounts were below threshold levels and did not yield a payout for either season. The following table shows the target and actual payout under the AIP for 2013 compared to 2012:

Name	2013 Target AIP $	2013 Actual AIP Payout	2012 Actual AIP Payout
Mr. Johnson	1,425,000	—	—
Mr. Miller	375,000	—	—
Ms. Fabricant	525,000	—	—
Ms. Pile	423,750	—	—
Ms. Pindar	217,500	—	—

The AIP is a cash bonus plan and is determined formulaically, as described above. However, the Company maintains the flexibility to award certain discretionary bonus amounts to selected employees in limited circumstances. Only those executives at the Senior Vice President level and below are eligible for a discretionary bonus.

Other Cash Awards

As part of her promotion to Executive Vice President in April 2010, Ms. Pile received a cash bonus paid out over a two year period in fiscal 2012 and 2013. Ms. Pile received the final payment of $200,000 of this bonus in April 2013. In connection with her employment in September 2012, Ms. Fabricant was provided a guaranteed bonus of $250,000 paid in April 2013.

Long-Term Incentives

Equity awards are an important factor in aligning the long-term financial interests of our equity-eligible employees with the interests of our stockholders and increases the likelihood that we will be able to retain top performers. Long-term incentive awards comprise over 50% of target total compensation for our CEO and on average over 30% for our other Named Executive Officers.

Similar to prior years, the 2013 long-term awards for our Named Executive Officers were delivered 50% in performance shares and 50% in time-based restricted shares balancing performance and retention objectives. The table below sets forth the 2013 annual equity award values for the NEOs and allocation of equity awards between performance shares and restricted stock as approved by the Compensation Committee.

	Performance Shares		Restricted Stock
Name	Target Value of 2013 Shares ($)	Shares Delivered at Target (#)	Target Value of Stock ($)	Shares Delivered at Target (#)
Mr. Johnson	1,500,000	110,295	1,500,000	110,295	(1)
Mr. Miller	200,000	14,706	200,000	14,706
Ms. Fabricant	200,000	14,706	200,000	14,706
Ms. Pile	200,000	14,706	200,000	14,706	(1)
Ms. Pindar	135,000	9,927	135,000	9,927	(1)

(1) Subsequent to the grant, it was discovered that Mr. Johnson’s, Ms. Pile’s and Ms. Pindar's 2013 restricted stock awards were eligible for immediate vesting upon retirement under a retirement policy adopted by the Company in November 2012.  To avoid potential unintended tax consequences associated with such retirement vesting feature, in October 2013, Mr. Johnson’s, Ms. Pile’s and Ms. Pindar's restricted stock awards were unconditionally and irrevocably rescinded in their entirety.

Performance Share Plan Mechanics and Results

2013-2015 Performance Share Cycle

As part of its review for 2013, the Compensation Committee adjusted the measures and timing of our performance shares to provide a clear line-of-sight to business objectives and focus executives on stock price performance further aligning the interests of our executives to that of our shareholders. To that end, the Committee determined that the 2013-2015 cycle would be based on earnings per share performance and relative total shareholder return compared against the S&P Select Retail Index.

•
EPS Performance: EPS accounts for 60% of the award, with three one-year measurement periods weighted 20% each. Earned awards under the EPS measure in any of the three one-year periods is banked and settled at the end of the full three-year cycle. EPS goals for 2013 were based on the Company’s financial plan as approved by the Board of Directors. The goals for 2014 and 2015 are based on a set growth percentage over the prior year’s actual results.

•
Relative total shareholder return performance: Relative TSR is measured against the full three-year period and comprises 40% of the award. The target total shareholder return performance is set to the median of the S&P Select Retail Index.

Payout levels under each metric range from 50% to 200% of target at threshold and maximum, respectively.

The following provides an illustration of the 2013-2015 performance cycle. The first tranche of EPS performance was forfeited based on actual loss per share of ($1.81) (on a proforma basis, loss per share was ($1.13) compared to $0.69 EPS at target.

2013
EPS	EPS Measurement 20%
Threshold:	$0.55
Target:	$0.69
Maximum:	$0.83

Actual:	$(1.81)
% Earned:	0%

Fiscal 2014 will be determined based upon adjusted actual results for 2013. Fiscal 2015 will be determined based upon adjusted actual results for 2014.
Relative TSR Measurement
Relative TSR	40%
Threshold:	10th percentile
Target:	50th percentile
Maximum:	90th percentile

2012-2014 Performance Share Cycle

The 2012-2014 performance share cycle is based on three-year cumulative operating income and EPS results. Although the cycle remains in process, it is currently projected to provide no payout to executives for the 2012 grant of performance shares.

2011-2013 Performance Share Cycle Results

The performance share grant awarded in 2011 was measured against three-year cumulative EPS and operating income performance in fiscal 2011, 2012, and 2013. Each measure is separate and distinct and the actual number of shares awarded at the end of the three-year cycle is additive in determining the total number of performance shares issued.

The table below reflects the performance-based equity award Company financial measures and actual performance over the three-year period:

Three-Year Cumulative Financial Measure	Threshold	Target	Maximum	Actual
	(In thousands, except per share data)
Operating income	$976,392	$1,084,880	$1,193,368	$78,319
EPS	$7.69	$8.54	$9.39	$0.45

Our performance over the 2011-2013 period was below threshold for both operating income and EPS and did not provide a payout for our executives.

Name	Target Value of 2011-2013 Award	Actual Value Delivered
Mr. Johnson	1,500,000	—
Mr. Miller	150,000	—
Ms. Fabricant	—	—
Ms. Pile	200,000	—
Ms. Pindar	150,000	—

Special, One-Time Equity Awards

We strongly believe the engagement and continuity of our leadership team is critical for positioning our business for future growth and success. In addition, we want to acknowledge that the senior leadership team has foregone bonuses over the past three years and performance share payouts for the last two years. To that end, in March 2013, Mr. Miller, Ms. Pile and Ms. Fabricant were awarded a special, one-time grant that is primarily performance-based and dependent on stock price and internal operating performance. These awards had a grant date target value of $2.0 million for each executive and were delivered as 60% performance shares and 40% restricted stock. The performance measures selected for this award align with the 2013 long-term incentive program changes described above and consistent with the above results, 20% of the performance share component (12% of the total award) was forfeited.

In conjunction with his new employment contract signed on May 3, 2013, the CEO was awarded a special performance-based award with a grant date fair value of approximately $10.1 million. This award was delivered as 45% performance shares and 55% cash settled stock appreciation rights. This blend of award is 100% performance-based and fully aligned with our financial and stock price performance as the performance share component of this award measures EPS and TSR performance over a three-year period and the cash-settled stock appreciation rights only provide value in the event our stock price increases. More details are provided under the section entitled "Employment and Advisory Agreements".

In December 2013, in recognition of their contributions to the efforts to improve the Company’s performance during calendar year 2013, Mr. Johnson, Ms. Pile and Ms. Pindar were granted awards in the form of 110,295, 73,530, and 9,927 restricted stock units, respectively. Each restricted stock unit represents a contingent right to receive one share of our common stock, and any accrued dividends thereon, upon vesting of the unit, which will generally occur as to one-third of the units on December 26, 2015 and two-thirds on April 26, 2016.

Equity Plan Mechanics

All equity awards are granted as shares or units of our common stock under the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan. Performance shares represent an unsecured promise by the Company to award common shares to certain executives, contingent upon the Company's achievement of pre-determined three year financial performance goals. The number of performance shares to be awarded to an employee is not finalized until the Company files the Annual Report on Form 10-K.

All equity grants are issued on the date they are approved by the Compensation Committee, except for new hires, whose grant date is the first day of their employment, with all such grants only being made when the Company is not in a trading blackout period. In addition, the Compensation Committee's approval of grants of awards is not conditioned nor linked to the timing of the Company's release of financial information. Restricted stock awarded to executive officers vests at the end of three years of continuous service with us, except for certain grants described in sections of this Proxy Statement entitled “Employment and Advisory Agreements”.

Stock Ownership Guidelines

The Compensation Committee and management believe it is important for executives in key leadership positions to be aligned with Company stockholders. In fiscal 2011, the Compensation Committee implemented the following stock ownership guidelines for the CEO and Executive Vice Presidents.

	2013 Stock Ownership Guidelines
Name	Stock Ownership Guideline (as a multiple of base salary)	Stock Ownership Guideline (as a dollar value)
Mr. Johnson	5 times	4,750,000
Mr. Miller	3 times	1,500,000
Ms. Fabricant	3 times	2,100,000
Ms. Pile	3 times	1,695,000

All Executives have three years to attain 50% of the guideline and five years to attain 100% of the guideline. The measurement date for determining whether or not our executives meet the guideline is April 1st of each fiscal year. As of April 1, 2014, all executives subject to this guideline and Board members meet the guideline criteria.

Other Employment and Retirement Benefits

Our executive officer compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers' 401(k) plan accounts, an executive medical benefit plan, Company partially-paid medical benefits, group term life insurance coverage and an auto allowance of $8,500 per year. These benefits also include benefit accruals under our supplemental executive retirement plan for the CEO and a long-term deferred compensation program for our other Named Executive Officers. We annually review these other benefits with the Compensation Committee and the compensation consultant, and make adjustments as warranted based on competitive practices and our Company's financial performance.

Post-Termination Compensation and Benefits

Our executive officers are also entitled to post-termination benefits in the event that their employment with us is terminated. For those executive officers who have an employment agreement with us, a description of the termination events that trigger post termination pay and benefits can be found in the section of this Proxy Statement entitled "Employment and Advisory Agreements". In addition, pursuant to Company policy, all Executive Vice Presidents and Senior Vice Presidents of the Company receive one year of post termination pay, defined as base salary, upon involuntary termination without cause.

In 2013, we changed the Company’s termination policy to specify severance in connection with termination following a change-in-control event. In the event of termination following a change-in-control, our Executive Vice Presidents would be eligible to receive two years of base salary plus the current year’s bonus prorated for the time of the termination and the Company’s performance to date. Additionally, Senior Vice Presidents would be eligible to receive one and one-half years of base salary plus the current year’s bonus prorated for the time of the termination and the Company’s performance to date.

Our Compensation Committee, in conjunction with the compensation consultant, has reviewed the severance costs to the Company associated with the Company's severance-eligible employees. Specific information regarding benefits individuals would be eligible to receive upon termination of their employment with the Company is illustrated in the table on page 47.

Risk Assessment

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages risks which are within reason and not likely to have a material adverse effect on the Company. In light of the Company's broad-based plans, including those which the Named Executive Officers participate in, the Committee determined and the full Board of Directors concurred that our compensation programs are not reasonably likely to have a material adverse effect on the Company and instead encourage behaviors that support sustainable shareholder value creation.

The Compensation Committee noted that the Company does not engage in the practices that aggravate risk and further noted a number of design features of the Company's cash and equity incentive programs reduce the likelihood of excessive risk-taking. With the recent program enhancements, the foundation of our plans did not change and the actual changes serve to mitigate risk if anything by further diversifying the measures and including market based, relative measures.

Impact of Accounting and Tax

The Compensation Committee takes into account the various tax and accounting implications of compensation vehicles employed by us.

When determining amounts of stock incentive plan grants awarded to our executives, employees and Board members, the Compensation Committee examines the accounting cost associated with the grants. Under ASC 718, grants of stock-based compensation result in an accounting charge for us, which is amortized over the requisite service period, or vesting period of the instruments.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of executive compensation paid by a publicly-held company to $1,000,000 per covered employee per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company that also meets certain other technical requirements. Our Second Amended and Restated 2002 Long-Term Incentive Plan was re-approved by stockholders on June 16, 2011 and therefore awards under the plan are eligible to be exempt from Section 162(m), assuming those awards meet the other criteria for Section 162(m) deductibility. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). However, the Compensation Committee may approve compensation that may not be deductible if the Committee determines that such compensation is in the best interests of the Company which may include for example, the payment of certain non-deductible compensation necessary in order to attract and retain individuals with superior talent.

Compensation Governance and Process

Our executive compensation program is overseen by the Compensation Committee of our Board of Directors. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the New York Stock Exchange and other applicable laws and regulations. Compensation Committee members are selected based on their knowledge and experience in compensation matters from their professional roles.

The role of the Compensation Committee and information about its meetings are set forth on page 18 of this Proxy Statement. The Compensation Committee's charter was last amended in early 2014 and is available on the Company's website at www.aeropostale.com.

Compensation Consultants

As provided for in the Compensation Committee Charter, the Compensation Committee retained, for the sixth consecutive fiscal year, Towers Watson (“the consultant” or the “compensation consultant”) as its independent compensation consultant to assist in the evaluation of Chief Executive Officer and other executive officer compensation levels and program design. The Committee, in conjunction with recommendations from management, determines the work to be performed by the consultant and has the ultimate authority to retain and terminate the compensation consultant. The consultant works with management to gather data required in preparing analyses for Committee review.

Towers Watson was directed to review the Company's compensation programs and practices and to provide recommendations and suggestions which are consistent with the Company's compensation philosophy. In fiscal 2013, Towers Watson was engaged by the Committee for the following executive compensation work:

•provided market trend and competitive information,
•reviewed the executive compensation peer group for continued applicability,
•assisted with the development of the Compensation Discussion & Analysis section of this Proxy Statement,
•provided the Committee with legislative and regulatory updates with regard to executive compensation.

Other than the aforementioned engagement, Towers Watson maintains no other direct or indirect business relationship with the Company. All executive compensation services provided by the consultant are conducted under the direction and authority of the Compensation Committee and all work performed by Towers Watson is approved by the Chairman of the Compensation Committee. Management has not engaged a separate compensation consultant. Given these processes and by evaluating Towers Watson against the SEC required factors, the Committee has determined that the engagement of Towers Watson does not raise any conflict of interest concerns. We continue to monitor the performance of our consultant on an annual basis through an internal evaluation process as well as through comparisons of services offered by other major consulting firms in the executive compensation arena.

Committee Delegation

Company management, including our Senior Vice President of Human Resources, Vice President of Compensation and Benefits, and Senior Vice President General Counsel, prepared the compensation materials and attended our Compensation Committee meetings. The Company's management team, in conjunction with the Company's Chief Executive Officer, President, and Executive Vice President Chief Financial Officer, propose compensation program designs, levels and components and make recommendations on the compensation levels and stock awards for employees, other than for themselves. The Compensation Committee makes the final determination regarding certain proposals including the compensation of our Chief Executive Officer and those executive officers listed in this proxy statement. The Committee also meets in executive session with Towers Watson and without management present in order to review management's proposals.

Executive Compensation Tables

Summary Compensation Table.  The following table sets forth information concerning total compensation earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our next three other most highly compensated executive officers who served in such capacity as of February 1, 2014 (the “Named Executive Officers”) for services rendered to us during the three most recent fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mr. Johnson	2013	950,000		6,998,170	5,570,000	—	262,667	19,876	13,800,713
Chief Executive Officer	2012	950,000		3,000,000	—	—	711,328	22,176	4,683,504
	2011	958,269		4,000,000	—	—	1,508,191	19,942	6,486,402
Mr. Miller (6)	2013	497,692		2,400,000	—	—	41,179	19,876	2,958,747
Executive Vice President	2012	477,077	150,000	200,000	—	—	28,760	19,426	875,263
Chief Financial Officer	2011	432,192		600,000	—	—	19,552	17,192	1,068,936
Ms. Fabricant (7)	2013	677,500	250,000	2,400,000	—	—	4,464	19,299	3,351,263
Executive Vice President	2012	255,000	250,000	100,000	—	—	285	284,817	890,102
Ms. Pile (6)	2013	562,692	200,000	2,065,447	—	—	58,805	19,876	2,906,820
Executive Vice President	2012	546,154	150,000	200,000	—	—	130,218	22,176	1,048,548
Customer Engagement	2011	521,154		700,000	—	—	24,740	19,942	1,265,836
Ms. Pindar (6)	2013	433,462		224,839	—	—	45,701	16,678	720,680
Senior Vice President	2012	423,461	300,000	135,000	—	—	39,894	19,146	917,501
Planning and Allocation	2011	412,692		570,000	—	—	23,081	18,472	1,024,245
_________

(1)
Reflects base salary earned through the 52-week fiscal year ended February 1, 2014 (“fiscal 2013”) and 53-week fiscal years ended February 2, 2013 (“fiscal 2012”) and 52-week fiscal year January 28, 2012 (“fiscal 2011”).

(2)
Stock and option awards were granted under our Second Amended and Restated 2002 Long-Term Incentive Plan. The value of stock and option awards reflects the fiscal 2012, 2011 and 2010 grant date fair value for these awards, recognized under the provisions of Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC 718”). Stock awards include restricted and performance shares, as described in the Compensation Discussion and Analysis section. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts may not correspond to the actual value that will be realized by the Named Executive Officers. See Note 9 to our consolidated financial statements included in Form 10-K for the year ended February 1, 2014 for a further discussion.

(3)
Pursuant to the terms of Mr. Johnson’s Employment Agreement, upon execution of the Employment Agreement, Mr. Johnson received an award of Cash-settled Stock Appreciation Rights, which have an award date value of $5,570,000 (the “CSARs”).

(4)
For fiscal 2013, the amounts included in the Aéropostale Supplemental Executive Retirement Plan (“SERP”) plan are comprised entirely of changes between fiscal 2012 and fiscal 2013 in the actuarial present value of the accumulated pension benefits for Mr. Johnson:

See Note 11 to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended February 1, 2014 for a description for the assumptions made for calculating the Pension Value.

For fiscal 2012, the amounts included in the Aéropostale SERP plan are comprised entirely of changes between fiscal 2011 and fiscal 2012 in the actuarial present value of the accumulated pension benefits of the following Named Executive Officers:

See Note 10 to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended February 1, 2014 for a description for the assumptions made for calculating the Pension Value.

For fiscal 2011, the amounts included in the Aéropostale SERP plan are comprised entirely of changes between fiscal 2010 and fiscal 2011 in the actuarial present value of the accumulated pension benefits of the following Named Executive Officers:

See Note 9 to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended January 28, 2012 for a description for the assumptions made for calculating the Pension Value.

(5)	The following table represents all other compensation paid to the executive officers during fiscal 2013, 2012 and 2011.
(6)	Amounts in "Bonus” column reflect retention bonuses.
(7)	Amounts in "Bonus" column reflect guaranteed bonus for fiscal 2013 and sign-on bonus for fiscal 2012.

Name	Year	Auto ($)	Housing or Relocation ($)	401K Match ($)	EMBP ($)(1)	Total ($)
Mr. Johnson	2013	8,500	—	3,000	8,376	19,876
	2012	8,500	—	5,750	7,926	22,176
	2011	8,500	—	5,750	5,692	19,942
Mr. Miller	2013	8,500	—	3,000	8,376	19,876
	2012	8,500	—	3,000	7,926	19,426
	2011	8,500	—	3,000	5,692	17,192
Ms. Fabricant	2013	8,500	—	2,423	8,376	19,299
	2012	3,400	279,374	—	2,043	534,817
Ms. Pile	2013	8,500	—	3,000	8,376	19,876
	2012	8,500	—	5,750	7,926	22,176
	2011	8,500	—	5,750	5,692	19,942
Ms. Pindar	2013	8,500	—	3,000	5,178	16,678
	2012	8,500	—	5,750	4,896	19,146
	2011	8,500	—	5,750	4,222	18,472
_________

(1)	EMBP — Executive medical benefit plan for all Senior Vice-President level and above to supplement the Company’s current insurance coverage

Grants of Plan-Based Awards.  The following table provides information relating to plan-based awards granted to Named Executive Officers during the fiscal year ended February 1, 2014.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Name
Mr. Johnson	3/29/2013	—	—	—	55,148	110,295	220,590	—	—	—	1,500,000
	5/3/2013	—	—	—	150,805	301,609	603,218	—	—	—	4,500,000
	3/29/2013	712,500	1,425,000	2,850,000	—	—	—	—	—	—	—
	12/26/2013	—	—	—	—	—	—	110,295	—	—	998,170
	5/3/2013	—	—	—	—	—	—	—	892,628	6.24	5,570,000
Mr. Miller	3/29/2013	—	—	—	51,471	102,942	205,884	—	—	—	1,400,000
	3/29/2013	187,500	375,000	750,000	—	—	—	—	—	—	—
	3/29/2013				—	—	—	73,530	—	—	1,000,000
Ms. Fabricant	3/29/2013	—	—	—	51,471	102,942	205,884	—	—	—	1,400,000
	3/29/2013	262,500	525,000	1,050,000	—	—	—	—	—	—	—
	3/29/2013				—	—	—	73,530	—	—	1,000,000
Ms. Pile	3/29/2013	—	—	—	51,471	102,942	205,884	—	—	—	1,400,000
	3/29/2013	211,875	423,750	847,500	—	—	—	—	—	—	—
	12/26/2013	—	—	—	—	—	—	73,530	—	—	665,447
Ms. Pindar	3/29/2013	—	—	—	4,964	9,927	19,854	—	—	—	135,000
	3/29/2013	108,750	217,500	435,000	—	—	—	—	—	—	—
	12/26/2013				—	—	—	9,927	—	—	89,839
_________

(1)
Equity incentive awards (performance shares) were granted in accordance with the Second Amended and Restated 2002 Long-Term Incentive Plan. The performance shares vest at the end of three years of continuous service with us, and the number of shares ultimately awarded is contingent upon meeting cumulative consolidated EPS and consolidated operating income targets, each weighted at 50%.

(2)
Stock awards were granted in accordance with the Second Amended and Restated 2002 Long-Term Incentive Plan. Stock awards are restricted shares of Aéropostale common stock that are payable as shares at the end of the vesting period.

(3)
This column represents the fair values of stock awards granted during the year in accordance with ASC 718. Stock awards granted on March 29, 2013 have a fair value of $13.60. Cash-settled stock appreciation rights granted on May 3, 2013 have a fair value of $6.24 and a strike price of $14.92. Stock awards granted on December 26, 2013 have a grant date fair value of $9.05.

Outstanding Equity Awards at Fiscal Year-End.  The following table provides information relating to outstanding awards held by Named Executive Officers at fiscal year end, February 1, 2014.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)

Name	(Exercisable)	(Unexercisable)
Mr. Johnson	22,500	—	12.83	4/4/2014	—		—	—	—
	35,483	—	17.82	3/28/2015	—		—	—	—
	—	—	—	—	69,606	(1)	490,722	—	—
	—	—	—	—	36,765	(2)	259,193	—	—
	—	—	—	—	73,530	(3)	518,387	—	—
	—	892,628 (4)	14.92	5/3/2020	—		—	—	—
Mr. Miller	2,813	—	17.82	3/28/2015	—		—	—	—
	4,613	—	18.86	3/25/2016	—		—	—	—
	—	—	—	—	6,191	(5)	43,647	—	—
	—	—	—	—	18,138	(6)	127,873	—	—
	—	—	—	—	73,530	(7)	518,387	—	—
Ms. Fabricant	—	—	—	—	6,845	(8)	48,257	—	—
	—	—	—	—	73,530	(7)	518,387	—	—
Ms. Pile	3,375	—	17.82	3/28/2015	—		—	—	—
	4,613	—	18.86	3/25/2016	—		—	—	—
	—	—	—	—	8,255	(5)	58,198	—	—
	—	—	—	—	18,138	(6)	127,873	—	—
	—	—	—	—	24,510	(2)	172,796	—	—
	—	—	—	—	49,020	(3)	345,591	—	—
Ms. Pindar	3,375	—	17.82	3/28/2015	—		—	—	—
	4,613	—	18.86	3/25/2016	—		—	—	—
	—	—	—	—	6,191	(5)	43,647	—	—
	—	—	—	—	16,324	(6)	115,084	—	—
	—	—	—	—	3,309	(2)	23,328	—	—
	—	—	—	—	6,618	(3)	46,657	—	—

(1)	Shares will vest on March 27, 2015.
(2)	Shares will vest on December 26, 2015.
(3)	Shares will vest on April 26, 2016.
(4)	Shares vest 1/3 on May 3, 2014, and will vest 1/3 on May 3, 2015 and 1/3 on May 3, 2016.
(5)	Shares vested on March 25, 2014.
(6)	Shares will vest on June 5, 2014.
(7)	Shares will vest March 29, 2016.
(8)	Shares will vest September 6, 2015.
(9)	Market value based on the closing price of $7.05 on the last trading day of fiscal 2013 (January 31, 2014).

Option Exercises and Stock Vested Information.  The following table provides information relating to option awards exercised and restricted stock awards vested during the fiscal year ended February 1, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Johnson	—	—	21,277	308,517
	—	—	63,830	925,535
Mr. Miller	—	—	4,721	63,025
Ms. Fabricant	—	—	—	—
Ms. Pile	—	—	1,608	22,335
	—	—	4,721	63,025
Ms. Pindar	—	—	4,721	63,025
_________

(1)	Valued Realized on Vesting is based on the market price at the close of business on the day of vesting, multiplied by the number of shares that have vested.

Pension Benefits.  The following table reflects the present value for each of the Named Executive Officers of their accumulated benefits under the Aéropostale Supplemental Executive Retirement Plan (“SERP”) and the Aéropostale Long-Term Deferred Incentive Compensation Plan (“LTIP”) as of February 1, 2014.

The change in pension value for the SERP is driven by several different factors including (i) the five years of highest compensation for the employee, (ii) the employee’s years of employment, and (iii) the actuarial determined discount rate. For fiscal 2013, the discount rate increased from 3.50% to 3.85%.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Johnson	Aéropostale, Inc. SERP (1)	21	5,065,951	—
Mr. Miller	Aéropostale, Inc. LTIP (2)	8	142,634	—
Ms. Fabricant	Aéropostale, Inc. LTIP (2)	2	4,750	—
Ms. Pile	Aéropostale, Inc. LTIP (2)	8	299,041	—
Ms. Pindar	Aéropostale, Inc. LTIP (2)	8	246,316	—
_________

(1)
Our supplemental executive retirement plan or "SERP" is a non-qualified defined benefit plan for certain officers. The plan is non-contributory and not funded and provides benefits based on years of service and compensation during employment. Participants are fully vested upon entrance in the plan. Retirement benefits under the plan are based on the employee's highest average compensation (base earnings plus bonuses) during any five years within the ten-year period prior to retirement. Our SERP provides that a maximum of 30 years of benefit service may be credited to a participant. The supplemental retirement benefit is payable as a lump sum equal to the actuarial present value of an annual life annuity payable at age 65 of 1.5% of the participant’s highest average compensation less 2.5% of the participant’s estimated social security benefit, multiplied by years of service up to the maximum of 30 years, and offset by retirement benefits accrued as of July 31, 1998 under the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. and the Federated Department Stores’ pension plan. The actuarial assumptions used for determining lump sum payments are determined at the time of the employee’s separation and include the “applicable mortality assumption” as prescribed by the Secretary of the Treasury under Section 417(e)(3) of the Internal Revenue Code and the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the beginning of the calendar year in which the payment is made. The number of years of benefit service that have been credited to Mr. Johnson, as of December 31, 2012, is 21 years. Mr. Johnson, Chief Executive Officer was enrolled in our SERP effective February 1, 2004.

The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating the expected future lump sum payment at retirement and discounting the payment to reflect the time value of money. The assumed retirement age for each executive is the plan’s normal retirement age, which is the earliest age at which the executive could retire without any reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age and the lump sum interest rate in effect at that time. The assumptions used for determining the present values of the accumulated pension benefits are outlined below:

February 1, 2014
Discount rate	3.85%
Retirement age	Age 65
Form of benefit	Lump sum
Assumed lump sum interest rate	4.25%
Lump sum mortality table	2014 Applicable Mortality Table under IRC Section 417(e)(3)

(2)	Each Participant receives an annual incentive amount, under our Long-Term Deferred Incentive Compensation Plan, equal to the following:

(a) 5% of such Participant’s compensation if the participant has less than 6 years of service;

(b) 10% of such Participant’s compensation if the participant has 6 or more years of service.

Interest will be credited to each Participant's account on the last day of the plan year. The interest rate to be used to calculate the interest shall be the annual rate of ten-year Treasury Constant Maturities as of November 30th of the plan year.

The table below shows the amounts that the following individuals would be eligible to receive upon termination of their employment with the Company, assuming that termination occurred on February 1, 2014, the last day of our 2013 fiscal year:

		Termination Type
Name	Benefit	Resignation w/o Good Reason ($)	Death or Disability ($)	Termination w/o Cause or Executive Termination for Good Reason ($)	Involuntary Termination for Cause ($)	Change of Control w/o Termination ($)	Change in Control with Termination for Cause or Resignation w/o Good Reason ($)	Change in Control with Termination w/o Cause or Resignation for Good Reason ($)	Retirement ($)
Mr. Johnson	Payment of salary	—	—	2,137,500	—	—	—	2,850,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested shares or units (1)	—	1,268,302	—	—	1,268,302	1,268,302	1,268,302	777,580
	Acceleration of equity incentive plan awards	—	—	—	—	—	—	—	—
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	5,059,830	5,059,830	5,059,830	5,059,830	5,059,830	5,059,830	5,059,830	5,059,830
	Total	5,059,830	6,328,132	7,197,330	5,059,830	6,328,132	6,328,132	9,178,132	5,837,410
Mr. Miller	Payment of salary	—	—	500,000	—	—	—	1,000,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested shares or units (1)	—	689,906	—	—	689,906	689,906	689,906	—
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	92,083	235,408	235,408	—	235,408	235,408	235,408	92,083
	Total	92,083	925,314	735,408	—	925,314	925,314	1,925,314	92,083

		Termination Type
Name	Benefit	Resignation w/o Good Reason ($)	Death or Disability ($)	Termination w/o Cause or Executive Termination for Good Reason ($)	Involuntary Termination for Cause ($)	Change of Control w/o Termination ($)	Change in Control with Termination for Cause or Resignation w/o Good Reason ($)	Change in Control with Termination w/o Cause or Resignation for Good Reason ($)	Retirement ($)
Ms. Fabricant	Payment of salary	—	—	700,000	—	—	—	1,400,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested shares or units (1)	—	566,644	—	—	566,644	566,644	566,644	—
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	—	44,215	44,215	—	44,215	44,215	44,215	—
	Total	—	610,859	744,215	—	610,859	610,859	2,010,859	—
Ms. Pile	Payment of salary	—	—	565,000	—	—	—	1,130,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested shares or units (1)	—	704,457	—	—	704,457	704,457	704,457	—
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	285,692	285,692	285,692	—	285,692	285,692	285,692	285,692
	Total	285,692	990,149	850,692	—	990,149	990,149	2,120,149	285,692
Ms. Pindar	Payment of salary	—	—	435,000	—	—	—	652,500	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested shares or units (1)	—	228,716	—	—	228,716	228,716	228,716	—
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	235,569	235,569	235,569	—	235,569	235,569	235,569	235,569
	Total	235,569	464,285	670,569	—	464,285	464,285	1,116,785	235,569
_

________

(1)	Equity awards valued using closing price of $7.05 per share on the last trading day of fiscal 2013 (January 31, 2014).

(2)
Accelerated vesting of stock options triggered upon termination within one year from a “change of control” of the Company, as that term is defined in the applicable employment agreement or equity grant agreement, as the case may be.

Employment and Advisory Agreements

Thomas P. Johnson

We entered into an employment agreement with Thomas P. Johnson, our Chief Executive Officer, effective May 3, 2013 (“Effective Date”) that is in effect for three (3) years from the Effective Date. During the employment period, Mr. Johnson receives an annual base salary of $950,000, an annual incentive bonus, and medical and other benefits. Mr. Johnson has an opportunity to earn an annual bonus of up to 300% of Mr. Johnson's then applicable base salary, dependent upon the registrant's and his individual performance. Mr. Johnson's annual bonus is capped at three times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant's Annual Incentive Bonus Plan (“AIP”).

In accordance with our customary annual equity grant practice, Mr. Johnson received (i) a grant of such number of shares of our restricted stock equating to, on the grant date, $1,500,000, this restricted stock vests three (3) years from the grant date, and (ii) an award of restricted stock, in the form of performance shares, which had a grant date value of $1,500,000. This performance share award will also vest three years from the date of that grant. In accordance with our updated parameters for annual awards of performance shares, if our financial performance is met during an annual period, then the associated number of performance shares is “banked” and paid at the end of the applicable three-year performance period.

Pursuant to the terms of Mr. Johnson's Employment Agreement, upon execution of the Employment Agreement, Mr. Johnson received a long-term incentive award as follows: (i) an award of restricted stock, in the form of performance shares, which had a grant date value of $4,500,000 and will vest at the end of the three (3) year performance period for awards made in our 2013 fiscal year, and (ii) an award of Cash-settled Stock Appreciation Rights, which shall have an award date value of $5,570,000 (the “CSARs”). The number of CSARs shall be determined by dividing $5,570,000 by the Black Scholes value of the closing price of a share of our common stock on the award date. The CSARs shall have a term of 7 years and shall vest in equal 1/3 increments over three years from the Effective Date. Additionally, we may, in our sole discretion, at any time during the term of the Employment Agreement, exchange a CSAR for another form of our equity which is of equal value to the CSAR at the time of the exchange. As with all performance-based share awards, at the completion of the applicable performance period, the actual value of the performance award will be determined, dependent upon our actual financial results as compared to the stated financial goals approved by our Compensation Committee for the applicable performance period.

Mr. Johnson is entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan, and any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will reimburse the reasonable expenses incurred by Mr. Johnson in the performance of his duties and indemnify Mr. Johnson against any loss or liability suffered in connection with such performance.

We are entitled to terminate the Employment Agreement with or without “Cause” (as defined in the Employment Agreement). Mr. Johnson is entitled to terminate his Employment Agreement for “Good Reason” (as defined in the Employment Agreement) which includes any breach of a material term of the Employment Agreement; a material alteration or diminution in his duties and responsibilities which includes no-longer being employed as the Chief Executive Officer of a company whose securities are publicly traded on a nationally recognized securities exchange; a “Change in Control” (as defined in the Employment Agreement) and either (i) Mr. Johnson is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary of the Company within two years after such Change in Control or (ii) without the consent of Mr. Johnson, a material change in the authorities, powers, functions and/or duties associated with Mr. Johnson's position or any reduction in his Base Salary or AIP targeted bonus; without his consent, Mr. Johnson either (a) ceases to report directly the Board, or (ii) ceases to be the final decision maker on all business related matters for the Company; or relocating the corporate offices greater than a 50 mile radius from their current location.

In the event of a Change in Control and the Employment Agreement being terminated within two (2) years of such Change in Control, without Cause by us or with Good Reason by Mr. Johnson, or if, without the consent of Mr. Johnson, a material change in the authorities, powers, functions and/or duties associated with his position or any reduction in Mr. Johnson's Base Salary or AIP targeted bonus occurs, then Mr. Johnson will be entitled to a severance payment equal to three times the sum of (i) his annual base salary payable and (ii) the bonus amount which would have been owed to Mr. Johnson for the applicable fiscal year in which the termination of the agreement occurred, calculated at the “Target” level. In addition, at the time of a Change in Control all unvested restricted stock and unvested performance shares outstanding shall vest in accordance with the terms of our Second Amended and Restated 2002 Long-Term Incentive Plan.

Other than after a Change in Control, if we terminate Mr. Johnson's employment without Cause or if Mr. Johnson resigns his position for “Good Reason”, he will be entitled to receive the greater of his base salary for the remainder of the term of the employment agreement or two times his then applicable base salary, whichever is greater. Mr. Johnson will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the fiscal year in which such termination occurs, at a level no lower than the “Threshold” performance level, as well as a pro rata portion of the long term incentive award, which would have been payable had Mr. Johnson been employed for the entire performance period. In addition, all unvested options, unvested restricted stock, and unvested performance shares shall continue to vest for a period of one year from the termination of the Employment Agreement.

If Mr. Johnson's employment with the registrant terminates prior to the end of the contract term for any reason other than due to his death or disability, then he will be restricted from engaging in competitive activities during the “Restricted Period” (as defined in the Employment Agreement) and he will also be restricted from soliciting employees during the Restricted Period.

There are also additional customary provisions contained in the Employment Agreement.

Michael J. Cunningham Advisory Agreement

On February 5, 2013, Mr. Cunningham provided us with formal notice of his retirement as President of the Company, in accordance with the terms of his then employment agreement, thereby ending his service as our President, effective March 29, 2013. Mr. Cunningham is continuing; however, to serve as a member of our Board of Directors. Also effective March 29, 2013, we entered into an advisory agreement whereby Mr. Cunningham will provide advisory services, on a part-time basis, to the Company for a period of one (1) year and in connection with this advisory role, Mr. Cunningham receives an annual advisory fee of $300,000. The advisory agreement has been renewed, on a month-to-month basis, on its current terms.

As a result of the election by Mr. Cunningham to retire from the Company, we made a payment to Mr. Cunningham in September 2013, of approximately $2.2 million from our SERP.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of our Board of Directors and none of our executive officers serve, and we anticipate that no member of our Compensation Committee nor any of our executive officers will serve, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who are beneficial owners of more than ten percent of the Company’s common stock (“reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during fiscal 2013, all reporting persons complied with applicable filing requirements, except that Thomas P. Johnson filed late one Form 4 reporting one transaction.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Proxy Statement by reference therein.

To:  The Board of Directors

As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the 1998 Stock Option Plan, Second Amended and Restated 2002 Long-Term Incentive Plan and Annual Incentive Bonus Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE (as of May 8, 2014)
John N. Haugh (Chairperson)
Robert B. Chavez
Arthur Rubinfeld
David B. Vermylen

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

To:  The Board of Directors

As members of the Audit Committee, we are responsible for the oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We adopted a charter in May 2002 and revised this charter in November of 2004. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company’s financial statements with management.

We selected Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm, and they were responsible for expressing an opinion on the consolidated financial statements in the Annual Report for fiscal 2013. We have received written confirmation from Deloitte & Touche LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and have discussed Deloitte & Touche LLP’s independence. We have discussed with Deloitte those matters required by PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X. In addition, a representative of Deloitte will be in attendance at the Annual Meeting.

In reliance on the reviews and discussions noted above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2014 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Evelyn Dilsaver (Chairperson)
Ronald R. Beegle
Janet E. Grove
David B. Vermylen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the fees billed by Deloitte & Touche LLP for each of the past two fiscal years for audit and fees billed in each of the past two fiscal years for other related services:

	Fiscal
	2013	2012
Audit Fees (1)	$1,853,000	$1,167,000
Audit Related Fees (2)	92,000	339,000
Tax Fees (3)	32,000	24,000
All Other Fees	—	—
Total Fees	$1,977,000	$1,530,000
__________

(1)
Included fees for professional services provided in conjunction with the audit of the Company’s consolidated financial statements and internal control over financial reporting, and review of the Company’s quarterly financial statements. The increase during fiscal 2013 is partially due to the timing of billing of the fiscal 2012 audit fee.

(2)
Included fees for assurance and related professional services primarily related to the acquisition of GoJane.com, Inc. during fiscal 2012, the audit of employee benefit plans and Puerto Rico statutory audit.

(3)	Included fees for professional services provided related to tax planning and advisory services.

SYCAMORE PARTNERS TRANSACTION

On May 23, 2014, the Company and certain of its subsidiaries, as guarantors (the “Guarantors”), entered into (i) a Loan and Security Agreement (the “Loan Agreement”) with affiliates of Sycamore Partners, (ii) a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Aero Investors LLC, an affiliate of Sycamore Partners (“Series B Holder”), for the purchase of 1,000 shares of Series B Convertible Preferred Stock of the Company, $.01 par value (the “Series B Preferred Stock”), and (iii) an Investor Rights Agreement (the “Investor Rights Agreement”) with Series B Holder.
The Loan Agreement makes available to the Company term loans in the principal amount of $150 million, consisting of two tranches: a five-year $100 million term loan facility (the “Tranche A Loan”) and a ten-year $50 million term loan facility (the “Tranche B Loan” and, together with the Tranche A Loan, the “Term Loan”).
The Tranche A Loan bears interest at an interest rate equal to 10.0% per annum and, at the Company’s election, up to 50% of the interest can be payable-in-kind during the first three years and up to 20% of the interest can be payable-in-kind during the final two years. The first year of interest under the Tranche A Facility in the amount of $10.0 million was prepaid in cash in full on May 23, 2014, and no other interest payments are required to be paid during the first year of the Tranche A Facility. The Tranche A Loan has no annual scheduled amortization requirements. The Tranche A Loan is scheduled to mature on May 23, 2019. The Tranche B Loan will not accrue any interest. The Tranche B Loan will be paid off in equal annual installments of 10% per annum. The Tranche B Loan is scheduled to mature on the earlier of (a) tenth anniversary of the end of the Start-Up Period (as such term is defined in the Sourcing Agreement) and (b) the expiration or termination of the Sourcing Agreement.
The Term Loan is guaranteed by certain of the Company’s domestic subsidiaries and will be guaranteed by certain future domestic subsidiaries of the Company. The Term Loan is secured by (i) a second priority security interest in all assets of the Company and certain of its subsidiaries that were already pledged for the benefit of Bank of America, N.A., as ABL agent, under its existing revolving credit facility, and (ii) a first priority security interest in the Company’s, and certain of its subsidiaries’, remaining assets.
The Loan Agreement contains representations, covenants and events of default that are substantially consistent with the Company’s existing revolving credit facility with Bank of America, N.A. The Loan Agreement also contains a $70.0 million minimum liquidity covenant.
The proceeds of the Term Loan are to be used for working capital and other general corporate purposes of the Company. Prepayment of the Tranche A Loan prior to the second anniversary of the closing will require payment of a prepayment premium. The Tranche B Loan may be prepaid at any time without premium or penalty. As a condition to funding the Tranche B Loan, the Company and its procurement subsidiary also entered into a non-exclusive Sourcing Agreement with an affiliate of Sycamore Partners.

Second Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents

Simultaneously with entering into the Loan Agreement, the Company, the Guarantors, entered into a Second Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents (the “ABL Amendment”) with Bank of America, N.A. (“Bank of America”), as agent (“ABL Agent”), and the lenders thereunder to, amend that certain Third Amended and Restated Loan and Security Agreement, dated as of September 22, 2011, among the Company, the Guarantors, the ABL Agent and the lenders thereunder, to, among other things, to allow for the incurrence of the additional debt under the Loan Agreement.   The ABL Amendment also provided ABL lenders with a second priority security interest in all assets of the Company and certain of its subsidiaries that are already pledged on a first lien basis for the benefit of Loan Agreement lenders under the Loan Agreement.

Stock Purchase Agreement

Concurrently with and as a condition to entering into the Loan Agreement, the Company also entered into a Stock Purchase Agreement and an Investor Rights Agreement, each with Series B Holder. Pursuant to the Stock Purchase Agreement, the Company issued 1,000 shares of Series B Preferred Stock to Series B Holder, an accredited investor, at an aggregate offering price of $100,000. Each share of Series B Preferred Stock is convertible at any time on or prior to May 23, 2024 into common stock of the Company at an initial conversion rate of 3,932.018 and at an initial cash conversion price of $7.25 per share of the underlying common stock converted into. The common stock underlying the Series B Preferred Stock represents 5.0% of the Company’s outstanding common stock as of May 23, 2014. In connection with the issuance, on May 23, 2014, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware.

Investor Rights Agreement

Pursuant to the Investor Rights Agreement and the Certificate of Designation, Series B Holder (or Sycamore Partners Management L.L.C. or any of its affiliates (collectively, the “Sycamore Group”) who is a transferee thereof) has the right to designate up to two directors (each a “Series B Director”) to the Board of Directors. Series B Holder will have the right to designate only one Series B Director at such time as the Sycamore Group beneficially owns a number of shares of common stock (on an as if converted basis, assuming the full conversion of the then-outstanding Series B Preferred Stock) less than 66.67% of the aggregate number of shares of common stock (on an as if converted basis, assuming the full conversion of the Series B Preferred Stock) beneficially owned by the Sycamore Group as of May 23, 2014; and has no designation rights when such ownership falls below 33.33% as of the same date. Under the Certificate of Designation, following the Annual Meeting, the holders of the Series B Preferred have the right to vote, separately as a single class to the exclusion of all other classes, for the Series B Directors designated by Series B Holder (or any member of the Sycamore Group who is a transferee thereof). The holders of the Series B Preferred Stock will have no other voting rights, except those pertaining to voting on certain amendments to the rights and characteristics of the Series B Preferred Stock.

In accordance with the Investor Rights Agreement and the Certificate of Designation, Mr. Stefan Kaluzny and Mr. Julian Geiger were designated by Series B Holder to serve as the Series B Directors and, upon the closing of the transaction with Sycamore Partners on May 23, 2014, were appointed to the Board by the Board of Directors in accordance with the Company’s Bylaws. Each will serve as a Series B Director until the 2015 annual meeting of the stockholders of the Company (subject to removal or resignation or the earlier election of their successors in accordance with the Company’s Bylaws). Mr. Kaluzny is a managing director at Sycamore Partners. Mr. Geiger is not employed by Sycamore Partners. In connection with the appointments of Mr. Kaluzny and Mr. Geiger, Mr. Arthur Rubinfeld resigned from the Board of Directors, effective as of May 23, 2014, and the size of the Board of Directors was increased from 11 to 12 members.

The Investor Rights Agreement includes a standstill provision that provides that the Sycamore Group will not acquire any equity securities of the Company or its subsidiaries above 14.99% of the total common stock outstanding on an as-if-converted basis, participate in a proxy fight or otherwise seek to influence control of the Company. The standstill survives for so long as the Sycamore Group is entitled to a board seat or until the Company becomes insolvent, files for bankruptcy or takes other similar action.

The Investor Rights Agreement provides the Sycamore Group with preemptive rights for any new issuance of securities by the Company, except for shares issued under employee and director compensation plans and shares issued upon conversion. The preemptive rights are not transferable (other than to members of the Sycamore Group) and will terminate in full when the Sycamore Group no longer beneficially owns a number of shares of Series B Preferred Stock and common stock that equates to at least 50% of the aggregate number of shares of Series B Preferred Stock and common stock beneficially owned by the Sycamore Group immediately after the closing of the transaction with Sycamore Partners.

Registration Rights Agreement

The Series B Holder and certain permitted transferees of the Series B Holder are entitled to customary registration rights with respect to the common stock underlying the Series B Preferred Stock and any other shares of common stock held by the Sycamore Group pursuant to the Registration Rights Agreement dated as of May 23, 2014, by and between the Company and Series B Holder.

Sourcing Agreement

As a condition to funding the Tranche B Loan, the Company and its subsidiary, Aéropostale Procurement Company, Inc. (“Procurement Company”), have entered into a non-exclusive Sourcing Agreement (the “Sourcing Agreement”) with TSAM (Delaware) LLC (d/b/a MGF Sourcing US LLC), an affiliate of Sycamore Partners (“MGF”).

The Sourcing Agreement requires Procurement Company to purchase a minimum volume of product for a period of ten years commencing on the Company’s first fiscal quarter of 2016 (such period, the “Minimum Volume Commitment Period”), of between $240 million and $280 million per annum depending on the year (the “Minimum Volume Commitment”). If Procurement Company fails to purchase the applicable Minimum Volume Commitment in any given year, Procurement Company will pay a shortfall commission to MGF, based on a scaled percentage of the applicable Minimum Volume Commitment shortfall during the applicable period. The Company guarantees the obligations of Procurement Company under the Sourcing Agreement.

Under the Sourcing Agreement, MGF is required to pay to Procurement Company an annual rebate (equal to a fixed amount multiplied by the percentage of annual purchases made by Procurement Company (including purchases deemed to be made by virtue of payment of the shortfall commission) relative to the Minimum Volume Commitment) to be applied towards the payment of the required amortization on the Tranche B Loan. The Sourcing Agreement also provides for certain carryover credits in the event Procurement Company purchases a volume of product above the Minimum Volume Commitment during the applicable Minimum Volume Commitment Period.

Procurement Company may terminate the Sourcing Agreement upon nine (9) months’ notice at any time after the first three years of the Minimum Volume Commitment Period have elapsed, subject to payment of a termination fee scaled to the term remaining under the agreement.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company Policy

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter and in accordance with the Company's Code of Business Conduct and Ethics, it is the Company's policy to avoid such transactions when they give rise to a conflict of interest. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a policy which requires the Company's Chief Financial Officer and General Counsel to be notified of all related party transactions, and if, after due investigation of the Audit Committee, may require notice to the Board, who shall then approve such related transaction or take or authorize such preventative or disciplinary action in relation thereto as it deems appropriate.

Related Transactions

On May 23, 2014, the Company entered into (i) a Loan Agreement with affiliates of Sycamore Partners, (ii) a Stock Purchase Agreement with Series B Holder, an affiliate of Sycamore, for the purchase of 1,000 shares of Series B Preferred Stock and (iii) an Investor Rights Agreement with Series B Holder, an affiliate of Sycamore. Additionally, a subsidiary of the Company entered into a Sourcing Agreement with MGF, an affiliate of Sycamore Partners. Each of these agreements were approved by the Board in compliance with the Company’s Code of Business Conduct and Ethics. Please see Sycamore Partners Transaction above for greater detail.

ADDITIONAL INFORMATION

Available Information.  We maintain an Internet Web site, www.aeropostale.com (this and any other references in this Proxy Statement to www.aeropostale.com is solely a reference to a uniform resource locator, or URL, and is an inactive textual reference only, not intended to incorporate the website into this Proxy Statement), through which access is available to our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments of these reports filed, or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, after they are filed with or furnished to the Securities and Exchange Commission. Our Corporate Governance Guidelines and the charters for our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee may also be found on our Internet Web site at www.aeropostale.com. In addition, our Web site contains our Code of Business Conduct and Ethics, which is our code of ethics and conduct for our directors, officers and employees. Any waivers to our Code of Business Conduct and Ethics will be promptly disclosed on our web site. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Advance Notice Procedures.   Under the Company’s by-laws, if a stockholder wishes to present other business at the 2015 annual meeting of stockholders, or nominate a director candidate, we must receive proper written notice of any such business or nomination by no earlier than March 2, 2015 and no later than the close of business on April 1, 2015. However, if the 2015 annual meeting is not held within 30 calendar days before or after the anniversary date of this annual meeting, a stockholder proposal shall be considered “timely” if it is received by the Company not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the 2015 annual meeting of stockholders or, if the first public notice of the date of the 2015 annual meeting of stockholders is less than 100 days prior to the 2015 annual meeting of stockholders, before the close of business on the tenth calendar day following the date of such public notice, not later than the close of business on the tenth calendar day following the date of such public notice. All such stockholder notices must comply with the Company’s by-laws and should be sent to General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Stockholder Proposals for the 2015 Annual Meeting.  Stockholders interested in submitting a proposal (including director nominees) for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended for consideration at the 2015 annual meeting of stockholders must be received by the Company’s General Counsel and Secretary no later than the close of business on February 2, 2015. Such proposals must otherwise comply with Rule

14a-8 of the Exchange Act. Proposals must be addressed to General Counsel/Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

By order of the Board of Directors,

Marc G. Schuback
Senior Vice President, General Counsel and Secretary

112 West 34th Street
New York, New York

Annex A

AÉROPOSTALE
2014 OMNIBUS INCENTIVE PLAN

1.
Purpose. The purpose of the Aéropostale 2014 Omnibus Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing eligible participants with stock and/or cash based incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent and to strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan, as set forth herein, is effective as of the Effective Date and is an amendment and restatement of the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan, as amended, which was adopted as of May 10, 2007 and approved by stockholders on June 20, 2007, which was an amendment and restatement of the Aéropostale 2002 Long-Term Incentive Plan, which was adopted as of May 16, 2002 (the “2002 Plan”). Awards granted to Participants under the 2002 Plan prior to the Effective Date (“2002 Plan Awards”) shall be treated in accordance with the terms and conditions of the 2002 Plan as in effect prior to the Effective Date.

2.	Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“2002 Plan” shall have the meaning set forth in Section 1 hereof.
“2002 Plan Award” shall have the meaning set forth in Section 1 hereof.
“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by the Committee.
“Appreciation Award” means any Award under the Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Other Stock-Based Award granted under the Plan.
“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.
“Cause” shall have the meaning set forth in Section 14.4 hereof.
“Change in Control” shall have the meaning set forth in Section 13.2 hereof.
“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.
“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan in accordance with Section 3.1 hereof.
“Common Stock” means the Company’s common stock, par value $0.01 per share, and any other shares into which such stock may be changed pursuant to Section 13.3.
“Company” means Aéropostale, Inc., a Delaware corporation or any successor thereto.
“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.
“Covered Award” shall have the meaning set forth in Section 15.6 hereof.
“Covered Employee” shall have the meaning ascribed to such term in Section 162(m) of the Code.
“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Disability” means, unless otherwise provided in an Award Agreement, a disability that would entitle a Participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee; provided, a disability shall not be considered a Disability with respect to any 409A Covered Award that provides for a payment upon Disability unless such disability also constitutes a “disability” as defined in Proposed Treasury Regulation section 1.409A-3(g)(4) or a successor provision; further provided, that with respect to an Incentive Stock Option, disability shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.
“Effective Date” shall have the meaning set forth in Section 16.1 hereof.

“Eligible Person” means any person who is an employee, Non-Employee Director, or Consultant of the Company or any of its Affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exempt Person” means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.
“Fair Market Value” means, with respect to a share of Common Stock as of a given date of determination hereunder, the closing price as reported on the New York Stock Exchange or other principal exchange on which the Common Stock is then listed on such date or if the Common Stock was not traded on such date, then on the next trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board in its sole discretion and, to the extent necessary, shall be determined taking into account the requirements of Sections 422 and 409A of the Code, and the regulations thereunder, as applicable. For purposes of the grant of any Award, the date of determination shall be the applicable trading day with respect to the Date of Grant. For purposes of the exercise of any Award, the date of determination shall be the applicable trading with respect to the date a notice of exercise is received by the Company.
“Full Value Awards” shall have the meaning set forth in Section 5.4 hereof.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Affiliates.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Other Stock-Based Award” means an Award granted under Section 11 hereof that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.
“Parent” means an entity (whether or not a corporation), if any, that wholly or majority owns or controls, directly or indirectly, the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however , that with respect to Incentive Stock Options, the term “Parent” shall include only an entity that qualifies under Section 424(e) of the Code as a “parent corporation” with respect to the Company.
“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
“Performance Criteria” shall have the meaning set forth on Exhibit A attached hereto.

“Performance Goals” shall have the meaning set forth in Section 12.3 hereof.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Plan” means the Aéropostale 2014 Omnibus Incentive Plan as set forth herein, effective and as may be amended from time to time as provided in Section 16 hereof.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine in its sole discretion, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Restriction Period” shall have the meaning set forth in Section 8.2 hereof.
“Retirement” means, retirement as defined in an Award Agreement or a termination of employment on retirement with the approval of the Committee.
“Section 409A Covered Award” shall have the meaning set forth in Section 15.6 hereof.
“Service” means a Participant’s employment with the Company or any Affiliate or a Participant’s service as a Non-Employee Director, Consultant with the Company, as applicable.
“Share Reserve” shall have the meaning set forth in Section 4.1 hereof.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.	Administration.

3.1 Committee Members. The Plan shall be administered and interpreted by the Committee, which shall be comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under any applicable rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under the requirements of Rule 16b-3 or Section 162(m) of the Code shall not invalidate any Award made or other action taken by the Committee which Award or action is otherwise validly made or taken under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine in its sole discretion the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, including the number of shares of Common Stock to be covered by an Award, in accordance with the terms and conditions of the Plan, (iii) interpret the Plan and terms and conditions of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations in its sole discretion with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any technical defect(s) or technical omission(s) or reconcile any technical inconsistency(ies) in the Plan or any Award thereunder; provided, that with regard to any provision of the Plan or any Award intended to comply with Section 162(m) of the Code, any such action by the Committee shall be permitted only to the extent such action would be permitted under Section 162(m) of the Code, (vii) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States, and (viii) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its sole discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine in its sole discretion. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or is a Covered Employee. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan to the extent permitted by applicable law and applicable exchange rules. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4. Advisors. The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

3.5. Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

4.	Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 13.3 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 6,113,891 (the “ Share Reserve ”), which includes 213,891 shares previously authorized but unissued under the 2002 Plan.

Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2 Share Replenishment. To the extent that an Award or 2002 Plan Award is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares of Common Stock than the number underlying the Award or 2002 Plan Award or otherwise terminated without delivery of the shares of Common Stock to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share of Common Stock that is retained by or returned to the Company. Notwithstanding the foregoing, shares that are (i) withheld from an Award or 2002 Plan Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or 2002 Plan Award or (ii) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right shall be deemed to constitute delivered shares of Common Stock and will reduce the number of shares of Common Stock available for future Awards under the Plan. In addition, cash proceeds received from Stock Option exercises may not be used to repurchase shares of Common Stock on the open market for reuse under this Plan.

4.3 Awards Granted to Eligible Persons Other Than Non-Employee Directors. Solely with respect to Awards intended to comply with the performance-based exception under Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards for which the grant of such Award or the lapse of the Restriction Period is subject to the attainment of Performance Goals, (iv) Restricted Stock Units for which the grant of such Award or the vesting is subject to the attainment of Performance Goals, and (v) Other Stock-Based Awards that are granted to any person who is an employee or Consultant of the Company or any of its Affiliates during any calendar year shall be limited to 2,000,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 13.3 hereof); provided that the maximum number of shares of Common Stock for all types of Awards granted to any person who is an employee or Consultant of the Company or any of its Affiliates during any calendar year does not exceed 2,000,000 shares of Common Stock (subject to adjustment as provided in Section 13.3 hereof).

4.4    Awards Granted to Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards granted to any Non-Employee Director during any calendar year shall be limited to 100,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 13.3 hereof).

5.	Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

5.2 Determination of Awards. The Committee shall determine in its sole discretion the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person under the Plan may be represented in an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee in its sole discretion, will be set forth in each individual Award Agreements as described in Section 15.1 hereof.

6.	Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the sole discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its sole discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its sole discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or an Affiliate for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its sole discretion. The Committee may accelerate the vesting or exercisability of any Stock Option upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or as otherwise permitted under the terms of this Plan. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4 Term of Stock Options. The Committee shall in its sole discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided , however , that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a period following a termination of Service for any reason.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, or, to the extent permitted by the Committee in its sole discretion (ii) (A) in shares of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances) valued at the Fair Market Value of such shares on the date of exercise (as determined by the Committee, in its sole discretion), (B) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

6.6 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death as provided in Section 15.2 hereof and (ii) subject to prior approval by the Committee, in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933). The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its sole discretion impose from time to time, but in all cases subject to the terms and conditions of the Plan.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company, any Parent that qualifies as a “parent corporation” with respect to the Company for purposes of Section 424(e) of the Code or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted to the extent and the manner provided by the Code.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Affiliates or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee in its sole discretion to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 13.3 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal national securities exchange on which the Common Stock is then listed.

7.	Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.2 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

7.2 Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however , that the base price per share of any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3 Vesting of Stock Appreciation Rights. The Committee shall in its sole discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or an Affiliate for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its sole discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right upon a Change in Control or upon termination of Service under certain circumstances as set forth in the Award Agreement or as otherwise permitted under the terms of this Plan.

7.4 Term of Stock Appreciation Rights. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee in its sole discretion; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason.

7.5 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.6 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 13.3 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

8.	Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. Any such purchase price may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or an Affiliate for a specified time period (or periods) (the “Restriction Period”), on the attainment of a specified Performance Goal(s) (which for shares of Restricted Stock designed to meet the requirements for exemption as “performance based compensation” under Section 162(m) of the Code shall comply with Section 12 hereof) or on such other terms and conditions as approved by the Committee in its sole discretion. The Committee may accelerate the vesting of a Restricted Stock Award upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or as otherwise permitted under the terms of this Plan. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 15.2 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, except that any dividends or distributions with respect to Restricted Stock Awards will be subject to the same restrictions as the underlying Restricted Stock Award.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code. The Participant shall be solely responsible for timely and properly filing an election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.

9.	Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. Restricted Stock Units shall be non-transferable, except as provided in Section 15.2 hereof.

9.2 Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its sole discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or an Affiliate for a specified time period (or periods), on the attainment of a specified Performance Goal(s) (which for Restricted Stock Units designed to meet the requirements for exemption as “performance based compensation” under Section 162(m) of the Code shall comply with Section 12 hereof) or on such other terms and conditions as approved by the Committee in its sole discretion. The Committee may accelerate the vesting of a Restricted Stock Unit upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or as otherwise permitted under the terms of this Plan. If the vesting requirements of a Restricted Stock Units Award are not satisfied, the Award shall be forfeited.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee in its sole discretion and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee in its sole discretion.

9.4 Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its sole discretion, and will be paid at the time the underlying Restricted Stock Unit is payable. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

9.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.	Cash Performance Awards.

10.1 Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts shall be based on the attainment of specified levels of attainment with respect to the Performance Goals (which for Cash Performance Awards designed to meet the requirements for exemption as “performance based compensation” under Section 162(m) of the Code shall comply with Section 12 hereof), including, if applicable, specified threshold, target and maximum performance levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or an Affiliate during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. Cash Performance Awards shall be non-transferable, except as provided in Section 15.2 hereof.

10.2 Award Agreements. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement or as otherwise permitted under this Plan.

10.3 Maximum Amount of Cash Performance Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Performance Awards is limited to $10,000,000.

10.4 Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its sole discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Cash Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under a Cash Award. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that is otherwise payable to any Covered Employee under a Cash Performance Award intended to qualify as “performance-based compensation” under 162(m) of the Code.

10.5 Certification. Following the conclusion of the performance period of a Cash Performance Award, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.

10.6 Payment. Upon certification of the Performance Goals for a Cash Performance Award, the Committee shall determine in its sole discretion the level of vesting or amount of payment to the Participant pursuant to the Award, if any. All payments under the Plan shall generally be paid no later than March 15 of the year following the year in which the applicable Performance Period ends unless otherwise determined by the Committee in its sole discretion. Notwithstanding the foregoing, Cash Performance Awards may be paid, at the sole discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment.

11.	Other Stock-Based Awards.

11.1 Grant of Other Stock-Based Awards. Any Eligible Person selected by the Committee may be granted an Other Stock-Based Award that in the sole discretion of the Committee is payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded for past Services, purely as a bonus, in lieu of bonus or other cash compensation, and not subject to any restrictions or conditions, as directors’ compensation, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, deferred stock units or for any other valid purpose as determined by the Committee in its sole discretion. The Committee shall determine in its sole discretion the terms and conditions of such Other Stock-Based Awards, including any vesting schedule. In addition, the Committee may, in connection with any Other Stock-Based Award, require the payment of a specified purchase price.

11.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, shares of Common Stock subject to Awards made under this Section 11 may not be transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses and unless otherwise determined by the Committee in its sole discretion at the time of grant, the Participant shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Other Stock-Based Award. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under an Other Stock-Based Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

12.	Code Section 162(m) Performance Criteria

12.1 With respect to Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash Performance Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, before the 90th day of the applicable performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of such performance period), the Committee will determine in its sole discretion the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment/vesting upon achievement of the Performance Goals.

12.2 Performance Criteria. For purposes of Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, the Performance Criteria shall be one or any combination of the Performance Criteria set forth on Exhibit A attached hereto. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.

12.3 Performance Goals. For purposes of Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.

12.4 Adjustments. At the time that an Award intended to qualify as “performance-based compensation” under 162(m) of the Code is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect extraordinary, unusual or non-recurring items; effects of accounting changes or changes in law or regulation; effects of currency fluctuations;

effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; discontinued operations; acquisitions expenses; and effects of acquisitions and divestitures.

12.5 Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its sole discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award that is subject to this Section 12 and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under an Award that is subject to this Section 12. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that is otherwise payable to any Covered Employee under an Award intended to qualify as “performance-based compensation” under 162(m) of the Code.

12.6 Certification. Following the conclusion of the performance period of an Award intended to qualify as “performance-based compensation” under 162(m) of the Code, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.

12.7 Payment/Vesting. Upon certification of the Performance Goals for an Award intended to qualify as “performance-based compensation” under 162(m) of the Code, the Committee shall determine in its sole discretion the level of vesting or amount of payment to the Participant pursuant to the Award, if any.

13.	Change in Control and Other Adjustments.

13.1 Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to the occurrence of such event or upon a termination of employment following such event; and (d) if all or substantially all of the Company’s outstanding shares of Common Stock are transferred or cancelled in connection with such Change in Control: (i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights (whether vested or unvested) are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee in its sole discretion (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (ii) cancel all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that, in the case of Appreciation Awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Appreciation Awards (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Appreciation Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Appreciation Awards or portion thereof being canceled, or if no such excess, zero.

For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Appreciation Award for which the exercise or base price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction (or, if no consideration is paid in the Change in Control, of the shares of Common Stock subject to such outstanding Appreciation Awards) without payment of consideration therefor.

13.2 Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control ” shall mean the occurrence of one of the following events:

(a) If any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof;

(c) The consummation of a merger or consolidation of the Company with any other Person (other than an Exempt Person), other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale to an Exempt Person.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to any payment made on a Change of Control pursuant to a Section 409A Covered Award, a Change of Control shall not be deemed to occur unless such event constitutes a “change in control event” as defined under Section 409A of the Code.

13.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 4.3 and 4.4 hereof, (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner intended to be consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner intended to be consistent with the requirements of Section 424(a) of the Code.

14.	Forfeiture Events.

14.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

14.2 Rules Applicable to Stock Option and Stock Appreciation Rights. Unless otherwise determined by the Committee in its sole discretion at grant (or, if no rights of the Participant are reduced, thereafter):

(a) (i)    Termination by Reason of Death, Disability, Retirement, Termination without Cause. If a Participant’s Service with the Company or any Affiliate shall be terminated by reason of death, Disability or the Participant’s Retirement or without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a

90 day period from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all vested and unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of 90 days from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(b) Voluntary Termination. If a Participant’s Service with the Company or any Affiliate shall be terminated voluntarily by the Participant, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

(c) Unvested Stock Options and Stock Appreciation Rights. Stock Options or Stock Appreciation Rights that are not vested as of the date of the termination of the Participant’s Service with the Company or any Affiliate for any reason shall terminate and expire as of the date of such termination.

14.3 Rules Applicable to Awards other than Stock Options and Stock Appreciation Rights. Unless otherwise determined by the Committee in its sole discretion at grant or thereafter, upon Participant’s termination of Service with the Company or any Affiliate: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Restricted Stock Units, Cash Performance Awards or Other Stock-Based Awards shall be forfeited.

14.4 Termination for Cause.

(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Affiliate shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its sole discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Affiliate, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 14.5 below. The Company shall have the power to determine in its sole discretion whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act which would have warranted termination from Service for Cause or engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Affiliate. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine in its sole discretion that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Affiliate, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for Cause as provided in this Section 14.4.

(b) Definition of Cause. Unless otherwise defined in an Award Agreement, “ Cause ” shall mean:
(i) if a Participant has an effective employment agreement, service agreement or other similar agreement with the Company or an Affiliate that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service; or, in the absence of such definition,

(ii) (A) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or an Affiliate; (B) Conduct that has caused demonstrable and serious injury to the Company or an Affiliate, monetary or otherwise; (D) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company in its sole discretion; or (E) Breach of duty of loyalty to the Company or an Affiliate or other act of fraud or dishonesty with respect to the Company or an Affiliate.

14.5 Right of Recapture. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

15.	General Provisions.

15.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock, Restricted Stock Units or the cash amount subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee in its sole discretion consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

15.2 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof or as otherwise determined by the Committee in its sole discretion, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such Award under the participant's last will or by such Participant's executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

15.3 Deferrals of Payment. The Committee may in its sole discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however , that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.4 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

15.5 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 13.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its sole discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its sole discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

15.6 Section 409A Compliance. Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that is intended to comply with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 15.6. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the participant is deemed on the date of the Participant’s termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the participant’s Separation from Service, and (ii) the date of the participant’s death. All payments delayed pursuant to this Section 15.6(a) shall be paid to the participant on the first day of the seventh month following the date of the participant’s Separation from Service or, if earlier, on the date of the participant’s death.

(b) Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c) If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.”

15.7 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met as determined by the Committee in its sole discretion. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an

Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

15.8 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not reduce the number of shares of Common Stock available for issuance under the Plan.

15.9 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value equal to the minimum statutory tax or similar charge required to be paid or withheld.

15.10 Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

15.11 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.12 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

15.13 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.14 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

15.15 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Sections 83(b), 409A, 422 and 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

15.17 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Affiliates and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

15.18 Electronic Communications. Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Option or Stock Appreciation Right, or other document or notice required or permitted by this Plan that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures may also be electronic if permitted by the Committee. The term agreement as used in the Plan shall include any document that it is delivered and/or accepted electronically.

16.	Term; Amendment and Termination; Stockholder Approval.

16.1 Term. The Plan in this form shall be effective as of the date of the annual general meeting of stockholders in 2014 (the “ Effective Date ”) if the Company’s stockholders approve of the Plan. Subject to Section 16.2 hereof, no Awards may be granted under the Plan after May 8, 2024, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date. No awards have been granted under the 2002 Plan since May 23, 2014 and, if the Plan in this form is approved by the Company’s stockholders, no awards will be granted under the 2002 Plan following the Effective Date. If the Plan in this form is not so approved by the stockholders, all provisions of the 2002 Plan shall remain effective.

16.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose.

16.3 Re-Approval of Performance Criteria. No Award (other than Stock Options or Stock Appreciation Rights) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of in which the Effective Date occurs unless the Performance Criteria set forth in Section 12.2 are re-approved (or other designated performance criteria are approved) by the stockholders. In the event that any such Award is granted after such meeting, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.

EXHIBIT A

Performance Criteria

For purposes of Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, the “Performance Criteria” shall be one or any combination of the following for the Company or any identified Affiliate or business unit, as determined by the Committee in its sole discretion at the time of the Award:

(i)
the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department);

(ii)
the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company or the gross margin of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company);

(iii)
the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company);

(iv)
the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

(v)
the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company);

(vi)
the attainment of certain target levels of, or a specified percentage increase in, sales productivity, net sales, comparable store sales, revenues, sales revenue, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company);

(vii)
the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital, return on committed capital, return on assets or return on equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company);

(viii)
the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company);

(ix)	the attainment of certain target levels of, or a percentage increase in, market share;

(x)	the attainment of certain target levels of, or a percentage increase in, in the fair market value of the shares of the Company’s Common Stock;

(xi)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

(xii)
the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department;

(xiii)	the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; or

(xiv)	any combination of or a specified increase in any of the foregoing.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Ronald R. Beegle
02 Robert B. Chavez
03 Michael J. Cunningham
04 Evelyn Dilsaver
05 Kenneth B. Gilman
06 Janet E. Grove
07 John N. Haugh
08 Karin Hirtler-Garvey
09 John D. Howard
10 Thomas P. Johnson
11 David B. Vermylen

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000215811_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

ANNUAL MEETING OF STOCKHOLDERS
AEROPOSTALE, INC.
JUNE 30, 2014
125 Chubb Avenue, Lyndhurst, NJ 07071

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder hereby appoints Marc D. Miller and Marc G. Schuback, and each of them individually as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of Aeropostale, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, or adjournment or postponement thereof, to be held June 30, 2014, at 8:00 a.m., local time, at 125 Chubb Avenue, 5th Floor, Lyndhurst, NJ 07071 to consider and act upon the matters as designated on the reverse side.

Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors **FOR** the nominees listed on the reverse side, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on May 1, 2014, as the record date for the determination of the stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders.

Please date, sign and mail your proxy card as soon as possible

Continued and to be signed on reverse side

0000215811_2 R1.0.0.51160